SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SciClone Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 25, 2003

Dear Fellow Shareholder:

     The 2003 Annual Meeting of Shareholders (the Annual Meeting) of SciClone Pharmaceuticals, Inc. (the Company), will be held at Hilton Garden Inn, at 2000 Bridgepointe Circle, San Mateo, California, 94404 on Wednesday, June 25, 2003, beginning at 10:00 a.m. local time.

     Last year, our proposal to reincorporate in Delaware and the additional charter revision measures did not receive sufficient direct shareholder response to be implemented. Although a majority of the votes cast were in favor of these proposals, there were not enough direct votes cast in total to pass these proposals. To pass, each of these proposals required the affirmative vote of a majority of all shares outstanding. We are resubmitting these proposals, along with an undertaking to terminate our Rights Agreement if these proposals are approved.

     PLEASE NOTE THAT BROKERS DO NOT HAVE DISCRETIONARY AUTHORITY TO VOTE FOR PROPOSAL 3, 4(A), 4(B) OR 4(C). IN ORDER FOR YOUR VOTE TO BE COUNTED, YOU MUST INDIVIDUALLY VOTE YOUR SHARES ON THESE PROPOSALS. The approval of each Proposal 3, 4(A), 4(B) or 4(C) requires the affirmative vote of a majority of all shares outstanding, THEREFORE SHARES THAT DO NOT VOTE ON ANY OF THESE PROPOSALS HAVE THE SAME EFFECT AS SHARES THAT VOTE AGAINST THE PROPOSAL. Please cast your vote as soon as possible by following the instructions on your proxy card. We encourage you to review the proposals and vote in favor.

     Your vote is important and we encourage you to vote your shares by following the instructions on your proxy card. In addition, to help us conserve resources, we encourage you to sign up for electronic delivery of SciClone shareholder communications. For more information, see instructions on page 2.

     At the Annual Meeting, shareholders will act on the following matters:

(1)	Election of seven (7) directors;

(2)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal 2003;

(3)	Approval of the reincorporation of the Company in the State of Delaware and other related changes in the rights of shareholders and approval of the indemnity agreements to be entered into by the Company with each director;

(4)	Subject to approval of Proposal No. 3, approval of certain additional charter revisions to the Company’s Delaware Certificate of Incorporation and Delaware By-Laws as follows:

A.	Approval of the elimination of cumulative voting for the Company’s directors in the Delaware Certificate of Incorporation.

B.	Approval of the elimination of the right of the Company’s shareholders to act by written consent in the Delaware Certificate of Incorporation and Delaware By-Laws.

C.	Approval of the adoption of an increase in the percentage of voting shareholders of record required to call a special meeting of shareholders from ten percent (10%) to twenty-five (25%) in the Delaware Certificate of Incorporation and Delaware Bylaws;

(5)	Approval of the adoption of an increase in the maximum aggregate number of shares of Common Stock that may be issued under the Company’s 1996 Employee Stock Purchase Plan by 500,000 shares, from 500,000 shares to 1,000,000 shares.

(6)	Any other matters that properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement which is attached and made a part of this Notice.

     All holders of record of shares of the Company’s common stock at the close of business on April 28, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     If you plan to attend:

     PLEASE NOTE THAT SPACE LIMITATIONS MAY MAKE IT NECESSARY TO LIMIT ATTENDANCE ONLY TO SHAREHOLDERS. REGISTRATION WILL BEGIN AT 9:30 A.M. AND SEATING WILL BE AVAILABLE AT APPROXIMATELY 9:30 A.M. EACH SHAREHOLDER MAY BE ASKED TO PRESENT VALID PICTURE IDENTIFICATION, SUCH AS A DRIVER’S LICENSE OR PASSPORT. SHAREHOLDERS HOLDING STOCK IN BROKERAGE ACCOUNTS (STREET NAME HOLDERS) WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE. CAMERAS, RECORDING DEVICES AND OTHER ELECTRONIC DEVICES WILL NOT BE PERMITTED AT THE MEETING.

By order of the Board of Directors

/s/ RICHARD A. WALDRON

RICHARD A. WALDRON Chief Financial Officer and Secretary

San Mateo, California
May 13, 2003

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES BY PHONE, VIA THE INTERNET OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE. PLEASE SEE YOUR PROXY CARD FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE. PROXIES ARE REVOCABLE, AND ANY SHAREHOLDER MAY WITHDRAW HIS OR HER PROXY PRIOR TO THE TIME IT IS VOTED, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

ELECTRONIC DELIVERY OF SHAREHOLDER COMMUNICATIONS

To help us conserve resources, we encourage you to sign up for electronic delivery of SciClone shareholder communications. With electronic delivery, you will receive via e-mail documents such as the annual report, 10-K, and the proxy statement, and you can vote your shares online. To sign up for the electronic delivery:

1.	If you are a registered holder (you hold your SciClone shares in your own name through SciClone’s transfer agent, Mellon Investor Services, LLC, or you have stock certificates), visit www.melloninvestor.com to enroll.

2.	If you are a beneficial holder (your shares are held by a brokerage firm, a bank or a trustee), visit www.icsdelivery.com/sciclone to enroll.

Your electronic delivery enrollment will be effective until canceled.

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TABLE OF CONTENTS

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APPENDIX D	D-1
APPENDIX E	E-1

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901 MARINER’S ISLAND BOULEVARD
SAN MATEO, CALIFORNIA 94404

PROXY STATEMENT

SOLICITATION AND VOTING OF PROXIES

General

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the Board) of SciClone Pharmaceuticals, Inc., a California corporation (the Company), of proxies in the enclosed form for use in voting at the Company’s 2003 Annual Meeting of Shareholders (the Annual Meeting) to be held at Hilton Garden Inn, at 2000 Bridgepointe Circle, San Mateo, California, 94404 on Wednesday, June 25, 2003, at 10:00 a.m., local time, and any adjournment or postponement thereof.

     Definitive copies of this Proxy Statement, the enclosed proxy card and the Company’s 2002 Annual Report to Shareholders are expected to first be sent or given to shareholders on or about May 13, 2003.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Richard A. Waldron) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Record Date

     The close of business on April 28, 2003 was fixed as the record date (the Record Date) for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 37,551,894 shares of Common Stock outstanding.

Voting and Solicitation

     Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters to be acted upon at the Annual Meeting and is entitled to cumulate votes for the election of directors, subject to the conditions described below and under Proposal No. 1, “ELECTION OF DIRECTORS.”

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company’s transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. In general, California law provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will be treated as present and entitled to vote for purposes of determining the presence of a quorum but will not be considered as voting with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

     The shares represented by the proxies received, properly voted by phone, via the Internet or properly marked, signed, dated and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications made. Any proxy in the enclosed form which is returned, but is not marked, will be voted FOR the election of directors, FOR proposals 2 through 5, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked.

     The solicitation of proxies will be conducted by mail and by phone and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company’s Common Stock. We have engaged Mellon Investor Services, a proxy solicitation firm, to assist us in soliciting proxies for a cost of approximately $9,500 plus reasonable out-of-pocket expenses. In addition, the Company’s officers, directors and employees may also solicit proxies by mail, telephone, personal contact, facsimile or through online methods, none of whom will receive additional compensation for assisting with the solicitation.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

     At the Annual Meeting, the shareholders will elect seven (7) directors to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

     In voting for directors, each shareholder is entitled to cast that number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock held by such shareholder. Such votes may be cast for one candidate or distributed in any manner among the nominees for directors. However, the right to cumulate votes in favor of one or more candidates may not be exercised unless the candidate or candidates have been nominated prior to the voting, and a shareholder has given notice at the Annual Meeting, prior to the voting, of the shareholder’s intention to cumulate such shareholder’s votes. If any one shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination. The persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld.

     Assuming a quorum is present, the seven (7) nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company. Unless marked otherwise, proxies received will be voted FOR the election of each of the seven (7) nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

     The names of the nominees, their ages as of March 14, 2003, and certain other information about them are set forth below:

			DIRECTOR
NAME OF NOMINEE	AGE	PRINCIPAL OCCUPATION	SINCE

Jere E. Goyan, Ph.D.	72	Chairman, SciClone Pharmaceuticals, Inc.; President Goyan & Hart Associates; Former U.S. FDA Commissioner	1992
Donald R. Sellers	58	President, Chief Executive Officer and Director, SciClone Pharmaceuticals, Inc.; Managing Director, SciClone Pharmaceuticals International Ltd.	1996
John D. Baxter, M.D.	62	Professor of Medicine, the University of California, San Francisco	1991
Edwin C. Cadman, M.D	57	Dean, John A. Burns School of Medicine, University of Hawaii	1991
Rolf H. Henel	65	Partner, Naimark & Associates, Inc.	1997
Jon S. Saxe	66	Former President of Protein Design Labs, Inc.; Former Vice President, Hoffmann-LaRoche, Inc.	2000
Dean S. Woodman	74	Founding partner of Robertson Stephens; Former Managing Director, ING Barings	2000

     Jere E. Goyan, Ph.D. has been Chairman of the Board of Directors of the Company since July 1997 and has been a director of the Company since January 1992. Currently, Dr. Goyan is President of Goyan and Hart Associates, a private consulting firm. From May 1993 until December 1998, Dr. Goyan was President, Chief Operating Officer, and a director of Alteon, Inc., a biotechnology company. He also served Alteon as Acting Chief Executive Officer from July 1993 until May 1994 and as Senior Vice President for Research and Development from January 1993 to May 1993. Dr. Goyan was the Commissioner of the United States Food and Drug Administration from October 1979 to January 1981. He was Dean of the School of Pharmacy at the University of California, San Francisco (“UCSF”) and Professor of Pharmacy and Pharmaceutical Chemistry from 1967 through 1992. He joined the faculty of UCSF in 1963 as an associate professor after serving on the faculty of the University of Michigan, College of Pharmacy from 1956 to 1963. Dr. Goyan also currently serves as a director of Emisphere Technologies, Inc. and Penwest Pharmaceuticals Co. Dr. Goyan also serves as a consultant to various companies and corporations.

     Donald R. Sellers has served as SciClone’s President, Chief Executive Officer and Director since 1996. From 1993 to present, he has also served as Managing Director of SciClone Pharmaceuticals International Ltd., a wholly owned subsidiary of the Company. Mr. Sellers has nearly 30 years of experience in the global pharmaceutical industry, working with SciClone, Pfizer, Revlon Healthcare Group and Sterling Drug International. Mr. Sellers spent five years in Military Intelligence serving as an officer with Special Forces and as a Counter-Intelligence Special Agent. He has an A.B. degree from Lafayette College and a Master of International Management degree with honors from the American Graduate School of International Management. Mr. Sellers speaks five languages.

     John D. Baxter, M.D. has been a director of the Company and the Chairman of its Scientific Advisory Board since June 1991. Dr. Baxter has been associated with the University of California, San Francisco since 1970. He has been Professor of Medicine since 1979, Chief of the Endocrinology Section, Parnassus Campus from 1980 to 1997, and Director of UCSF’s Metabolic Research Unit from 1981 to 1999. Dr. Baxter is President of The Endocrine Society. Dr. Baxter was a founder and served as a director of California Biotechnology, Inc. (now Scios, Inc.) from 1982 until 1992 and was a founder and Director, and currently is an Adjunct Director of Kao Bio A.B., a biotechnology company.

     Edwin C. Cadman, M.D. has been a director of the Company and a member of its Scientific Advisory Board since November 1991. Since November 1999, Dr. Cadman has been Dean of the John A. Burns School of Medicine at the University of Hawaii. From January 1994 to October 1999, Dr. Cadman was Senior Vice President of Medical Affairs and Chief of Staff at Yale New Haven Hospital, where he was Chief of the Medical Service from 1987 through December 1993. From 1987 to October 1999, Dr. Cadman was Professor of Medicine at Yale University, where he was Chairman of the Department of Medicine from 1987 through December 1993. Prior to these positions, he was Director of the Cancer Research Institute at UCSF.

     Rolf H. Henel joined the Company as a director in June 1997. Mr. Henel has been a partner of Naimark & Associates, consultants to the health care industry since 1994. Mr. Henel is a director and Treasurer of Bergen Community Blood Services, Chairman of its Foundation, and President of the Northern New Jersey Chapter of the American Association of Individual Investors. From 1978 to 1993, Mr. Henel was with American Cyanamid Company, most recently as President of Cyanamid International, Lederle Division. Mr. Henel was a director and Chief Operating Officer of Immunomedics, Inc. from 1996 to 1997. Mr. Henel holds a M.B.A. from New York University and a B.A. from Yale University. Mr. Henel is also a director of Penwest Pharmaceuticals Co., a pharmaceutical company based in Patterson, New York, and Draxis Health Inc., a pharmaceutical company based in Mississauga, Ontario, Canada.

     Jon S. Saxe joined the Company as a director in August 2000. Mr. Saxe was President of Protein Design Labs, Inc. from 1995 to early-1999, and currently serves as a director of the company. From mid-1993 to 1995, Mr. Saxe was President of Saxe Associates, Inc., consultants to venture capital firms and biotechnology, diagnostic, and pharmaceutical companies. He was President and CEO of Synergen, Inc., a biotechnology company, from 1989 to 1993. Mr. Saxe is former Vice President, Licensing and Corporate Development and Head of Patent Law for Hoffmann-LaRoche Inc., where he worked for close to 30 years (1960-1989). Mr. Saxe received his J.D. from George Washington University School of Law and his LL.M. from New York University School of Law. He serves as a director of other public companies, including Incyte Genomics Inc.

     Dean S. Woodman joined the Company as a director in August 2000. Mr. Woodman, now retired, was an investment banker for over four decades. From July 1989 to June 1999, he was a Managing Director of Furman Selz, an investment banking firm acquired in 1999 by ING Barings L.L.C. Mr. Woodman was a Managing Director in the investment banking group of Hambrecht & Quist (now JPMorgan H&Q) from October 1984 to March 1988. He was a founding partner of Robertson Colman Stephens & Woodman, an investment banking firm, in 1978, and of Woodman Kirkpartrick & Gilbreath, an investment banking firm, in 1982. Mr. Woodman worked in the investment banking division of Merrill Lynch for 23 years where he spent 16 years as director of West Coast corporate financing until 1978. He is currently a Director of MarineMax, Inc.

     Directors serve until their successors are elected and qualified. There are no family relationships among any of the directors or executive officers of the Company.

Meetings and Committees of the Board of Directors

     During 2002, the Board met seven times and no director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he serves. The Board has the following three committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

     During 2002, the Audit Committee, which consisted of Mr. Henel, Mr. Saxe and Mr. Woodman, each a non-employee director, held six meetings. The functions of the audit committee include:

•	reviewing and approving the planned scope, proposed fee arrangements and results of the Company’s annual audit;

•	reviewing with the independent auditors and the Company’s management the annual financial statements and independent auditors’ opinion;

•	reviewing with the independent auditors and the Company’s management the quarterly financial statements;

•	approving all professional services and related fees performed by the independent auditors;

•	recommending the retention of the independent auditors to the Board, subject to ratification by the shareholders;

•	reviewing the adequacy of the Company’s accounting policies and internal accounting and financial procedures and controls;

•	overseeing the actions taken by the independent auditors; and

•	reviewing the independence of the Company’s auditors.

     All members of the audit committee, in the judgment of the Board, are “independent directors” as defined in the listing standards for the Nasdaq Stock Market. The audit committee acts pursuant to a written charter that has been adopted by the Board of Directors. For additional information concerning the audit committee, see REPORT OF THE AUDIT COMMITTEE.

     During 2002, the Compensation Committee, which consisted of Drs. Cadman and Goyan, held two meetings. The Compensation Committee establishes and administers the Company’s policies regarding annual officer salaries and cash incentives and long-term equity incentives. The Compensation Committee also administers the Company’s equity compensation plans. For additional information concerning the Compensation Committee, see COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

     During 2002, the Nominating Committee, which consisted of Dr. Goyan and Mr. Sellers, held no formal meetings but acted on an ad hoc basis. The Nominating Committee considers and recommends action to the Board regarding nominations to the Board of Directors of the Company. Shareholders may submit, with the nominees’ permission, names of prospective Board nominees which will be considered by the Nominating Committee in light of the nominees’ qualifications. Shareholder submissions to be considered for the Company’s 2004 Annual Meeting of Shareholders must be received by Richard A. Waldron, SciClone Pharmaceuticals, Inc., 901 Mariner’s Island Boulevard, Suite 205, San Mateo, California 94404, no later than January 14, 2004.

Compensation of Directors

     Directors who are employees of the Company do not receive any compensation for their services as directors. Directors Baxter, Henel, Saxe and Woodman, who are not employees of the Company, receive a retainer fee of $7,500 per quarter, plus payment of out-of-pocket expenses relating to their service as Board members. Directors Goyan and Cadman receive a retainer of $10,250 and $8,750 per quarter, respectively, plus payment of out-of-pocket expenses relating to their service as Board members.

     If directors Baxter, Cadman, Goyan, Henel, Saxe and Woodman are reelected to the Board at the Annual Meeting, each will automatically receive an option to purchase 20,000 shares of the Company’s Common Stock under the Company’s 1995 Nonemployee Director Stock Option Plan. Each such option shall have a term of ten years and an exercise price equal to the closing price of the Company’s Common Stock as quoted on the Nasdaq National Market on the grant date of such option. In addition, each such option shall vest and become exercisable at the rate of one-twelfth of the shares subject to the option at the end of each one-month period from the date of the Annual Meeting except that, in the event of a change in control, any unexercisable or unvested portions of outstanding options shall be immediately exercisable and vested in full as of the date ten (10) days prior to the change in control, regardless of whether the option is assumed or substituted for by the acquiror.

Recommendation of the Board:

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR
THE ELECTION OF ALL NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

General

     Ernst & Young LLP has served as the Company’s independent auditors since 1991 and has been appointed by the Board to continue as the Company’s independent auditors for the fiscal year ending December 31, 2003. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Principal Accounting Firm Fees

     The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2002 by the Company’s principal accounting firm, Ernst & Young LLP.

Audit Fees	$198,151
Other Audit-Related Fees	$92,500
Financial Information Systems Design and Implementation Fees	$0
Other Fees	$0

     “Other Audit-Related Fees” represent fees billed to the Company for Ernst & Young LLP’s services with respect to registration statements filed with the SEC. The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation. The Company did not engage Ernst & Young LLP to provide any non-audit-related services during the year ended December 31, 2002.

Required Vote

     The affirmative vote of a majority of the shares represented and voting at the annual meeting of shareholders at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is required for approval of this proposal.

Recommendation of the Board:

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE
APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS
FOR THE YEAR ENDING DECEMBER 31, 2003.

PROPOSAL NO. 3
REINCORPORATION IN THE STATE OF DELAWARE AND
RELATED CHANGES TO THE RIGHTS OF SHAREHOLDERS

Introduction

     At our 2002 annual meeting of shareholders, we proposed that the Company change its domicile from California to Delaware. We also proposed three additional changes to the Company’s charter, all of which were conditioned on approval of reincorporation in Delaware:

•	elimination of cumulative voting;

•	elimination of the right of shareholders to act by written consent; and

•	limiting the right to call a special meeting of shareholders to holders of at least 25% or more of the voting stock.

Although a substantial majority of the shares which were voting were voted in favor of the proposals (71% in favor of the reincorporation matter, and between 57% and 68% in favor of the related changes in charter provisions), only 43% of outstanding shares voted on the matter and therefore the proposals did not receive the required affirmative vote of at least a majority of all outstanding shares.

     The Company’s Board of Directors continues to believe that these proposals merit shareholder approval, and has reconsidered these proposals. In reviewing the Company’s alternatives with respect to these proposals, and in light of the opposition to the proposals in 2002 by Randal J. Kirk, a shareholder of the Company, who currently beneficially owns 8.1% of the Company’s stock, the Company’s management had preliminary conversations in March 2003 with Mr. Kirk about the possibility of presenting revised proposals to this 2003 Annual Meeting. Mr. Kirk indicated his potential willingness to support a proposal to reincorporate the Company in Delaware and the same charter revisions described above if:

•	no classified board was proposed; and

•	the Company terminated the Rights Agreement by and between the Company and Chase Mellon Shareholder Services LLC dated July 25, 1997 (the “Rights Agreement”) effective on such reincorporation.

     Although the Company has no binding commitment from Mr. Kirk to vote for this set of proposals, the Board took into account Mr. Kirk’s views in re-proposing the reincorporation, which is presented here as Proposal No. 3, and the three charter revisions identified above, presented as Proposal No. 4. The Board of Directors believes that these proposals are in the best interests of all shareholders. Accordingly, the Board of Directors is presenting these revised proposals for your consideration.

     If both Proposal No. 3 for the reincorporation of the Company in Delaware, and all three charter revisions included in Proposal No. 4, explained in greater detail below, are approved by the Company’s shareholders, the Company’s Rights Agreement will be terminated effective upon the reincorporation. If only Proposal No. 3 is passed, the Company reserves the right not to reincorporate in Delaware, but will terminate the Rights Agreement if the Company effects the reincorporation. The Board of Directors believes that Proposals No. 3 and No. 4 are related and that the Company will only achieve the full benefits of reincorporation if both Proposals are approved. In any event, if the Rights Agreement is terminated, the Board of Directors would retain the right to adopt a new rights plan in the Board of Directors’ sole discretion. The Board has no present intention to do so.

     The Board of Directors believes that the reincorporation proposal and the current proposals for additional charter provisions set forth in Proposal No. 4 below are in the best interest of the Company and its shareholders. Shareholders should note that the Company is not proposing to implement a classified board removable only for cause, a provision that many investors find objectionable.

     As explained in more detail below, the Board of Directors has proposed that shareholders holding 25% or more of the voting stock (rather than a higher amount, such as a majority of the voting stock) would have the right to call a special meeting of shareholders. The Board has also proposed to restrict shareholder action to meetings where all shareholders can present their views (rather than by consent solicitations which can be brought by one or a small group of shareholders with little or no input from any other persons). Finally, the Board has proposed to eliminate cumulative voting in order to remove the possible exaggeration of the voting power of a large shareholder who under cumulative voting may be able to elect directors not favored by a plurality of the shareholders. Additional information about the Board’s reasons for these additional charter revision proposals are set forth below in Proposal No. 4 below. The Board of Directors believes that these three charter revisions are consistent with the reincorporation and further its purposes.

     Although the Board of Directors believes that the adoption of the Rights Agreement was in the best interests of the Company and its shareholders, it believes that it is reasonable to terminate the Rights Agreement at this time, conditioned on approval by the shareholders of this proposal for reincorporation and the three additional charter revisions provided in Proposal No. 4, to demonstrate that the Board believes that the matters being proposed are not intended as an entrenchment of current management, but rather good corporate governance.

Reasons for the Reincorporation

     The Board of Directors believes that there are several reasons why a reincorporation to Delaware is in the best interests of the Company and its shareholders. As explained in more detail below, these reasons can be summarized as follows:

•	enhanced ability of Delaware corporations to attract and retain qualified independent directors;

•	greater predictability and responsiveness of Delaware law to corporate needs; and

•	more certainty regarding indemnification and limitation of liability for directors.

     Enhanced Ability to Attract and Retain Directors. The Company has a relatively small market capitalization compared to many other publicly traded companies, including companies in the life sciences industry. This will in the Board’s view, result in the Company facing significant competition for qualified and experienced independent directors for the foreseeable future. The current corporate governance environment and particularly the consequences of the Sarbanes-Oxley Act of 2002 and the Marketplace Rules of the Nasdaq Stock Market places a premium on publicly traded corporations having experienced, independent directors. Accordingly, there is an increased demand for highly qualified independent directors. At the same time, the current environment has increased the scrutiny on director actions and at least the perception of increased liability of independent directors. The Board of Directors believes that fewer qualified persons are willing to serve as independent directors, particularly on boards of smaller public companies and qualified directors are choosing to serve on fewer boards.

     Although the Company has not yet experienced difficulty in attracting and retaining experienced directors, as competition for qualified independent directors increases, directors will choose to join or remain with boards of directors of corporations with the most favorable corporate environment. The Board of Directors believes that reincorporation in Delaware will enhance the Company’s ability to attract and retain directors. The vast majority of public corporations are domiciled in Delaware. Not only is Delaware law most familiar to directors, as noted below, Delaware law provides greater flexibility, predictability, and responsiveness to corporate needs, and more certainty regarding indemnification and limitation of liability of directors. As a result, the Board of Directors believes that the more favorable corporate environment afforded by Delaware will enable the Company to compete more effectively with other public companies, most of whom are already incorporated in Delaware, to retain the Company’s current directors and attract and retain new directors.

     Greater Predictability and Responsiveness to Corporate Needs. Delaware has adopted comprehensive corporate laws which are revised regularly to meet changing business circumstances. The Delaware Legislature is particularly sensitive to issues regarding corporate law, seeks to facilitate corporate transactions and is especially responsive to developments in modern corporate law. The Delaware courts have developed considerable expertise in dealing with corporate issues and transactions such as financings, mergers and acquisitions and dividends. Moreover there is a substantial body of case law construing Delaware’s corporate statutes. As a result of these factors, it is anticipated that Delaware law will provide greater predictability in the Company’s legal affairs than is presently available under California law.

     More Certainty Regarding Indemnification and Limitation of Liability for Directors. In 1986, Delaware amended its corporate law to allow corporations to limit the personal monetary liability of its directors for their conduct as directors under certain circumstances. Delaware law does not permit a Delaware corporation to limit or eliminate the liability of its directors for intentional misconduct, bad faith conduct or any transaction from which the director derives an improper personal benefit or for violations of federal laws such as the federal securities laws. In 1987, California amended its corporate law in a manner similar to Delaware to permit a California corporation to limit the personal monetary liability of its directors for their conduct as directors under certain circumstances. The Company has adopted California Articles and By-Laws and entered into indemnification agreements that take advantage of these changes under California law. Nonetheless, the Board of Directors believes that the protection from liability for directors is somewhat more certain under the Delaware law than under the California law and therefore that the Company’s objectives in adopting this type of provision can be better achieved by reincorporation in Delaware. The directors have elected to adopt such a provision in the Delaware Certificate and By-Laws. The Board believes that Delaware reincorporation will enhance the Company’s ability to recruit and retain directors in the future; however, the shareholders should be aware that such a provision inures to the benefit of the directors, and the interest of the Board in recommending the reincorporation may therefore be in conflict with the interests of the shareholders. See subsections entitled, “Limitations on Director Liability” and “Indemnification of Officers and Directors” below for a more complete discussion of these issues.

     The interests of the Board of Directors, management and affiliated shareholders in voting on the reincorporation proposal may not be the same as those of unaffiliated shareholders. Delaware law does not afford minority shareholders some of the rights and protections available under California law. Reincorporation of the Company in Delaware may make it more difficult for minority shareholders to elect directors and influence Company policies. A detailed discussion of the principal differences between California and Delaware law as they affect shareholders is set forth in the section below entitled “Delaware Corporation Law Compared to California Corporation Law.”

Possible Termination of Shareholder Rights Agreement

     In July 1997, the Board of Directors of the Company adopted the Rights Agreement by and between the Company and ChaseMellon Shareholder Services, LLC, dated July 25, 1997 (the “Rights Agreement”). Pursuant to the Rights Agreement, the Company declared a dividend of one Preferred Share Purchase Right (a “Right”) for each outstanding share of Common Stock and each share of Common Stock issued thereafter. Initially, each Right entitles holders of Common Stock to purchase from the Company one-hundredth of a share of Series B Preferred at an exercise price per share of $30, subject to adjustment. The Rights are not exercisable until the occurrence of specified events.

     The Rights Agreement is intended to protect the shareholders in the event of an unfair or coercive offer to acquire, or the acquisition of, 15% or more of the Common Stock of SciClone California. The Rights are not intended to prevent a takeover of the Company and should not interfere with any tender offer or business combination approved by the Board of Directors. The Rights Agreement encourages persons seeking control of the Company to initiate such an acquisition or offer to acquire through arm’s-length negotiations with the Board of Directors.

     As explained above, the Company’s management has had preliminary conversations with Mr. Kirk who beneficially owns 8.1% of the Company’s Common Stock concerning the resubmission of this Proposal No. 3 for the Company’s reincorporation and the three charter revisions included in Proposal No. 4, “ADDITIONAL CHARTER REVISIONS,” below. Mr. Kirk indicated a potential willingness to support Proposals No. 3 and 4 if the Rights Agreement were terminated upon such reincorporation. Although the Company does not have Mr. Kirk’s binding commitment to vote in favor of either Proposal, the Board took Mr. Kirk’s views into account in crafting these proposals. Accordingly, if both this Proposal and Proposal No. 4 “ADDITIONAL CHARTER REVISIONS” are approved by the Company’s shareholders, the Company’s Rights Agreement shall be terminated effective on such reincorporation. If only this Proposal No. 3 is approved by the shareholders, the Company reserves the right not to reincorporate in Delaware, but will terminate the Rights Agreement if the Company effects the reincorporation. If the Rights Plan is terminated, the Board of Directors retains the right to adopt a new plan in its sole discretion at a future date. However, the Board has no intention to reinstitute such a plan at this time.

Implementation of Reincorporation

     The proposed reincorporation will be accomplished by merging the Company into a newly formed Delaware corporation which, just before the merger, will be a wholly owned subsidiary of the Company (the “Delaware Company”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) attached as Appendix A to this Proxy Statement. Upon the effective date of the merger (the “Reincorporation Effective Date”), the Delaware Company’s name will be SciClone Pharmaceuticals, Inc. The reincorporation will not result in any change in the Company’s business, assets or liabilities, will not cause its corporate headquarters to be moved and will not result in any relocation of management or other employees. The incumbent officers and directors of the Company will also be the officers and directors of the Delaware Company on the Reincorporation Effective Date.

     The Company’s capital stock consists of 75,000,000 authorized shares of Common Stock, without par value, of which 37,551,894 shares were issued and outstanding as of April 28, 2003, and 10,000,000 authorized shares of

Preferred Stock, without par value, none of which were outstanding as of April 28, 2003. On the Reincorporation Effective Date, the Delaware Company will have the same number of outstanding shares of Common Stock that the Company had outstanding immediately prior to the Reincorporation Effective Date.

     The Delaware Company’s capital stock will consist of 75,000,000 authorized shares of Common Stock, $.001 par value per share, and 10,000,000 shares of Preferred Stock, $.001 par value per share, which will be consistent with maintaining adequate capitalization for the current needs of the Company. The Delaware Company’s authorized but unissued shares of Common Stock and Preferred Stock will both be available for future issuance.

     Under the Delaware Company’s Certificate of Incorporation (the “Delaware Certificate”), as under the Company’s Articles of Incorporation (the “California Articles”), the Board of Directors has the authority to determine or alter the rights, preferences, privileges and restrictions to be granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares constituting any such Series and to determine the designation thereof.

     On the Reincorporation Effective Date, each outstanding share of Common Stock of the Company will automatically convert into one share of Common Stock of the Delaware Company, and shareholders of the Company will automatically become shareholders of the Delaware Company. On the Reincorporation Effective Date, the number of outstanding shares of Common Stock of the Delaware Company will be equal to the number of shares of Common Stock of the Company outstanding immediately prior to the Reincorporation Effective Date. In addition, each outstanding option or right to acquire shares of Common Stock of the Company will be converted into an option or right to acquire an equal number of shares of Common Stock of the Delaware Company, under the same terms and conditions as the original options or rights. All of the Company’s employee benefit plans, including the 1991 Stock Option Plan and the 1991 Outside Directors Stock Option Plan, will be adopted and continued by the Delaware Company following the reincorporation. Shareholders should recognize that approval of the proposed reincorporation will constitute approval of the adoption and assumption of those plans by the Delaware Company.

     NO ACTION NEED BE TAKEN BY SHAREHOLDERS TO EXCHANGE THEIR STOCK CERTIFICATES NOW; THIS WILL BE ACCOMPLISHED AT THE TIME OF THE NEXT TRANSFER BY THE SHAREHOLDER. Certificates for shares in the Company will automatically represent an identical number of shares in the Delaware Company upon completion of the merger. The Company intends to apply for the listing and registration of the Common Stock of the Delaware Company on the Nasdaq National Market upon the Reincorporation Effective Date.

     The affirmative vote of the majority of voting power of all outstanding Common Stock of the Company is required for approval of this proposal. If approved by the shareholders, it is anticipated that the reincorporation would be completed as soon thereafter as practicable. The reincorporation may be abandoned or the Merger Agreement may be amended, either before or after shareholder approval has been obtained, if in the opinion of the Board of Directors, circumstances arise that make such action advisable, provided that any amendment that would effect a material change from the charter provisions discussed in this Proxy Statement would require further approval by the holders of a majority of the outstanding voting shares.

Significant Changes Caused by the Reincorporation

     In general, the Company’s corporate affairs are governed at present by the corporate law of California, the Company’s state of incorporation, the California Articles and the Company’s By-Laws (the “California By-Laws”), which have been adopted pursuant to California law. The California Articles and By-Laws are available for inspection during business hours at the principal executive offices of the Company. In addition, copies may be obtained by writing to the Company at SciClone Pharmaceuticals, Inc., 901 Mariners Island Boulevard, Suite 205, San Mateo, CA 94404, Attention: Corporate Secretary.

     If the reincorporation proposal is adopted, the Company will merge into, and its business will be continued by, the Delaware Company. Following the merger, issues of corporate governance and control would be controlled by Delaware law, rather than California law (however, see “Other Differences Between California and Delaware Law — Application of California Law After Reincorporation”). The California Articles and By-Laws will be replaced by the Delaware Certificate and the Delaware Company’s By-Laws (the “Delaware By-Laws”), copies of which are attached as Appendix A-1 and Appendix A-2 to the Merger Agreement. In the event any of the separate proposals for additional charter revisions are approved by the requisite vote of shareholders, the Delaware Certificate and the Delaware By-Laws will make provision for such measures, as set forth in the Merger Agreement and exhibits thereto. See Proposal No. 4, “ADDITIONAL CHARTER REVISIONS.”

Delaware Corporation Law Compared to California Corporation Law

     The following chart is only a summary of the more important differences in the corporation laws of Delaware and California and does not purport to be an exhaustive discussion. It is qualified in its entirety by reference to the California Corporations Code, the Delaware General Corporation Law, the California Articles and By-Laws and the Delaware Certificate and By-Laws. Both California and Delaware law provide that some of the statutory provisions as they affect various rights of holders of shares may be modified by provisions in the charter or By-Laws of the corporation. Shareholders are requested to read the following chart in conjunction with the discussion following the chart and the Merger Agreement, the Delaware Certificate and the Delaware By-Laws attached to this Proxy Statement. In addition, the Board is proposing additional charter revisions for separate consideration and vote by the shareholders. A summary of those provisions is discussed below. See Proposal No. 4, “ADDITIONAL CHARTER REVISIONS.”

ISSUE	DELAWARE	CALIFORNIA

Limitation of Liability of Directors and Officers	Delaware law permits the limitation of liability of directors and officers to a Company except in connection with	California law contains additional exceptions to the liability limitations of directors and officers, including:

	• breaches of the duty of loyalty;	• abdication of duty through an unexcused pattern of inattention

	• acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;	• reckless disregard of duties where the director should be aware of the risk of serious injury.

• the payment of unlawful dividends or unlawful stock purchases or redemptions; or

• transactions in which a director received an improper personal benefit.

Indemnification of Directors and Officers
	Delaware law could result in indemnification of directors and officers in circumstances where California law would not permit indemnification and provides more certainty as a result of extensive case law on indemnification	California law permits indemnification under certain circumstances, subject to certain limitations.

Number of Directors	Determined solely by resolution of the Board pursuant to the Delaware Certificate	Determined by Board within the range set in the California By-Laws. Changes in the authorized range must be approved by the shareholders.

Filling Board Vacancies	Delaware law provides for the Delaware Court of Chancery to order an election to fill vacancies or newly created directorships upon the application of the holders of 10% of the outstanding shares	California law permits (a) any holder of 5% or more of the corporation’s voting stock or (b) the superior court of the appropriate county to call a special meeting of shareholders to elect the entire board if, after

ISSUE	DELAWARE	CALIFORNIA

	having a right to vote for such directors, if at the time of filling such vacancies or directorships, the directors then in office constitute less than a majority of the entire board as constituted immediately prior to any increase.	filling any vacancy, the directors then in office who have been elected by the shareholder constitute less than a majority of the directors then in office.

	The Delaware Certificate and By-Laws provide vacancies may be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director	The California Articles are silent on filling vacancies. The California By-Laws provide that the Board of Directors may fill vacancies by a majority vote of the directors then in office at a meeting where there is a quorum, or if less than a quorum, (a) by the unanimous written consent of the directors then in office, (b) by the vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice, or (c) by a sole remaining director. When a vacancy is created by the removal of a director, the vacancy may be filled only by the vote of a majority of the shares, or by the unanimous written consent of all of the shareholders. Shareholders may fill any vacancies when not filled by the Board by a vote or written consent of a majority of the shares.

Blank Check Preferred	The Delaware Certificate provides for the issuance of preferred stock with terms set by the Board of Directors.	The California Articles provide for the issuance of preferred stock with terms set by the Board of Directors.

Advance Notice Requirement	There are no specific statutory regulations. The Delaware By-Laws require timely notice which is not less than 120 days in advance of the date the proxy statement was released to shareholders in connection with the previous year’s annual meeting.	There are no specific statutory regulations. By-Laws require timely notice according to the Securities Exchange Act of 1934.

Tender Offer Statute	Restricts mergers in two step takeovers, without Board approval of first step	Restricts mergers in two step takeovers unless Common Stock is issued, unanimous affirmative vote of shareholders or Department of Corporations approval.

ISSUE	DELAWARE	CALIFORNIA

Right of Shareholders to Inspect Shareholder List	Permitted for any purpose reasonably related to a shareholder’s interest as a shareholder	Permitted for any purposes reasonably related to a shareholder’s interest as a shareholder. Also, an absolute right to 5% shareholders and certain 1% shareholders.

Appraisal Rights	Generally available if shareholders receive cash in exchange for their shares and in certain other circumstances.	Available in certain circumstances if the holders of 5% of the class assert such rights.

Dividends	Paid from surplus (including paid-in and earned surplus or net profits)	Generally limited to the greater of (i) retained earnings or (ii) an amount which would leave the Company with assets of 125% of liabilities and current assets of 100% of current liabilities.

Other	Responsive legislature and larger body of corporate case law in Delaware provides more predictable corporate legal environment in Delaware.

Class Vote for Reorganization	Generally not required unless a reorganization adversely affects a specific class of shares	A reorganization transaction must generally be approved by a majority vote of each class of shares outstanding.

Limitation of Liability and Indemnification

     Limitations on Director Liability. Both California and Delaware permit a corporation to limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of certain duties as a director if an amendment to the charter limiting such liability is approved by a majority of the outstanding shares. In general, the California Articles and the Delaware Charter eliminate such personal liability except where the director engaged in a disloyal act, failed to act in good faith, engaged in intentional misconduct, knowingly violated the law, derived an improper personal benefit, or approved an improper dividend or stock repurchase.

In addition, California law and the California Articles do not permit the elimination of monetary liability where such liability is based on: (i) acts or omissions that show reckless disregard for the director’s duty to the corporation or its shareholders, where the director in the ordinary course of performing a director’s duties should be aware of a risk of serious injury to the corporation or its shareholders; or (ii) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation and its shareholders. Therefore, under California law and the California Charter, monetary liability may exist in circumstances where it would be eliminated under Delaware law on the Delaware Charter. For example, monetary liability may exist from reckless disregard of a director’s duties if the director is aware of the risk of serious injury to the shareholders.

     The Company believes that directors are motivated to exercise due care in managing the Company’s affairs primarily by concern for the best interests of the Company and its shareholders rather than by the fear of potential monetary damage awards. As a result, the Company believes that the reincorporation proposal should sustain the Board of Directors’ continued high standard of corporate governance without any decrease in accountability by directors and officers to the Company and its shareholders.

     Indemnification of Officers and Directors. The Delaware By-Laws contain a provision with respect to advances in that the Delaware Company is required to advance expenses related to any proceeding contingent on such person’s commitment to repay any advances unless it is determined ultimately that such persons are entitled to be indemnified.

     California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. However, there are certain differences between the laws of the two states.

     Indemnification is permitted by both California and Delaware law, provided the requisite standard of conduct is met. California law requires indemnification when the individual has successfully defended the action on the merits, as opposed to Delaware law which requires indemnification relating to a successful defense on the merits or otherwise.

     Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, by a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the shareholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law allows indemnification of expenses actually and reasonably incurred, subject to the same limitations as set forth above. Delaware law is silent on the right of indemnification regarding settlements of derivative actions.

     California law also permits indemnification of expenses incurred in derivative or third-party actions, except that court approval is required with respect to derivative actions (i) when a person is adjudged liable to the corporation in the performance of that person’s duty, and then such indemnification may be made only to the extent that such court shall determine and (ii) for a matter that is settled or otherwise disposed of without court approval.

     California law and Delaware law both permit indemnification to be extended through agreements, By-Laws or other corporate action beyond that specifically authorized by statute.

     The Company has indemnification agreements with its officers and directors extending indemnification beyond that mandated under California law (the “California Indemnification Agreement”), and the Delaware Corporation will, if the reincorporation is approved, enter into similar agreements with its officers and directors in substantially the form attached as Appendix B to this Proxy Statement (the “Delaware Indemnification Agreement”). In the Company’s opinion, the California Indemnification Agreement and the Delaware Indemnification Agreement are substantially similar, however, the agreements do contain differences which could result in the provision of different benefits to officers and directors. For example, the Delaware Indemnification Agreement requires that the Company maintain directors’ and officers’ liability insurance unless such insurance is not reasonably practical, while the California Indemnification Agreement does not require the Company to maintain such insurance; the Delaware Indemnification Agreement specifically entitles indemnitees’ heirs and executors to indemnification amounts, while the California Indemnification Agreement is silent; and in the event the Company fails to advance expenses to an indemnitee with respect to an investigation or defense, the Delaware Indemnification Agreement specifically authorizes the indemnitee to seek mandatory injunctive relief from a court, while the California Indemnification Agreement is silent.

     If the proposed reincorporation is approved, the indemnification agreements also will be approved by the Company’s shareholders. Thus a vote in favor of the proposed reincorporation will also ratify and approve the indemnification agreements in substantially the form attached as Appendix B to this Proxy Statement. Although the law in this regard is not certain, shareholders who vote in favor of the reincorporation proposal, and thereby approve the indemnity contracts, may be prevented from challenging the validity of the indemnity contracts in a subsequent court proceeding.

     The indemnification and limitation of liability provisions of California law, and not Delaware law, will apply to actions of the directors and officers of the California Company made prior to the proposed reincorporation. Nevertheless, the Board has recognized in considering this reincorporation proposal that the individual directors have a personal interest in obtaining the application of Delaware law to such indemnity and limitation of liability issues affecting them and the Company in the event they arise from a potential future case, and that the application of Delaware law, to the extent that any director or officer is actually indemnified in circumstances where indemnification would not be available under California law, would result in expense to the Company which the Company would not incur if the Company were not reincorporated. The Board believes, however, that the overall effect of reincorporation is to provide a corporate legal environment that enhances the Company’s ability to attract and retain high quality outside directors and thus benefits the interests of the Company and its shareholders.

     There is no pending or, to the Company’s knowledge, threatened litigation to which any of its directors is a party in which the rights of the Company or its shareholders would be affected if the Company currently were subject to the provisions of Delaware law rather than California law.

     California and Delaware corporate law, the California Certificate and By-Laws and the Delaware Certificate and By-Laws, as well as any indemnity agreements, may permit indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act and the Exchange Act may be contrary to public policy and therefore may be unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

Additional Charter Revisions

     General. Delaware law has been widely viewed to permit a corporation greater flexibility in governing its internal affairs and its relationships with shareholders and other parties than do the laws of many other states, including California. In particular, Delaware law permits a corporation to adopt a number of measures designed to reduce a corporation’s vulnerability to certain actions initiated by minority shareholders or third parties seeking to control the Company. Certain of such measures are either not currently permitted or are more narrowly drawn under California law.

     The measures described below are either included in the California Articles or provided in California Law and applicable to the Company currently, in substantially similar terms. The Board of Directors is proposing certain additional measures not currently applicable to the Company for separate consideration and vote by the shareholders. See Proposal No. 4, “ADDITIONAL CHARTER REVISIONS.”

     Number of Directors. California law allows the number of persons constituting the board of directors of a corporation to be fixed by the By-Laws or the Articles of Incorporation, or permits the By-Laws to provide that the number of directors may vary within a specified range. California law further provides that, in the case of a variable board, the maximum number of directors may not exceed two times the minimum number minus one. The California By-Laws provide for a board of directors that may vary between five and nine members, inclusive, and the exact number of directors has been fixed at seven. California law also requires that any change in a fixed number of directors and any change in the range of a variable board of directors specified in the Articles of Incorporation and By-Laws must be approved by a majority in interest of the outstanding shares entitled to vote (or such greater proportion of the outstanding shares as may be required by the Articles of Incorporation), provided that a change reducing the minimum number of directors to less than five cannot be adopted if votes cast against adoption are equal to more than 16 2/3% of the outstanding shares entitled to vote. The California By-Laws require the vote of a majority in interest of the voting power of all of the then outstanding shares to change the range of the Company’s variable Board of Directors.

     Delaware law permits a board of directors to change the authorized number of directors by amendment to the By-Laws unless the number of directors is fixed in the Certificate of Incorporation or the manner of fixing the number of directors is set forth in the Certificate of Incorporation, in which case the number of directors may be changed only by amendment of the Certificate of Incorporation or consistent with the manner specified in the Certificate of Incorporation, as the case may be. The Delaware Certificate provides that the exact number of directors shall be fixed from time to time exclusively by the Board of Directors by resolution.

     Filling Board Vacancies. Under California law, if, after the filling of any vacancy by the directors of a corporation, the directors then in office who have been elected by the corporation’s shareholders constitute less than a majority of the directors then in office, then: (i) any holder of more than 5% of the corporation’s voting stock may call a special meeting of shareholders, or (ii) the superior court of the appropriate county may order a special meeting of the shareholders to elect the entire board of directors of the corporation. Delaware law provides that if, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the entire board of directors as constituted immediately prior to any increase, the Delaware Court of Chancery may, upon application of any shareholder or shareholders holding at least 10% of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office. The proposed Delaware Certificate and By-Laws provide that vacancies shall be filled only by the affirmative vote of a majority of directors then in office, even if such directors comprise less than a quorum of the Board of

Directors, or by the sole remaining director, unless the Board of Directors determines by resolution that any such vacancies be filled by the shareholders, or as otherwise provided by law. The California Articles are silent on filling vacancies. The California By-Laws provide that the Board of Directors may fill vacancies by a majority vote of the directors then in office at a meeting where there is a quorum, or if less than a quorum, (a) by the unanimous written consent of the directors then in office, (b) by the vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice, or (c) by a sole remaining director. Shareholders may fill any vacancies that have not been filled by the Board by a vote or written consent of a majority of the shares entitled to vote, except when a vacancy is created by the removal of a director, where the vacancy may be filled only by the vote of a majority of the shares, or by the unanimous written consent of all of the shareholders entitled to vote.

     Advance Notice Requirement for Shareholder Proposals and Director Nominations. There is no specific statutory requirement under California or Delaware law with regard to advance notice of director nominations and shareholder proposals. Absent a by-law restriction, director nominations and shareholder proposals may be made without advance notice at the annual meeting. However, federal securities laws generally provide that shareholder proposals that the proponent wishes to include in the Company’s proxy materials must be received not less than 120 days in advance of the proxy statement released in connection with the previous year’s annual meeting.

     Both the California By-Laws and the Delaware By-Laws provide that in order for director nominations or shareholder proposals to be properly brought before the meeting, the shareholder must have delivered timely notice to the Secretary of the corporation. To be timely under the California By-Laws, the shareholder’s proposal must be received at the principle offices of the Company no later than the date required by the Exchange Act. To be timely under the Delaware By-Laws, a shareholder proposal to be presented at an annual meeting shall be received at the Delaware Company’s principal executive offices no less than 120 days in advance of the date that the Company’s (or Company’s predecessor’s) proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, notice by the shareholders to be timely must be received no later than the close of business on the tenth day following the day on which the date of the annual meeting is publicly announced.

     Blank Check Preferred. After the reincorporation, the Delaware Company would retain the rights currently available to the Company under California law to issue shares of its authorized but unissued capital stock. Following the Reincorporation Effective Date, shares of authorized and unissued Common Stock and Preferred Stock of the Delaware Company could (within the limits imposed by applicable law) be issued in one or more transactions, or Preferred Stock could be issued with terms, provisions and rights which would make more difficult and, therefore, less likely, a takeover of the Delaware Company. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of existing shares of Common Stock and Preferred Stock, and such additional shares could be used to dilute the stock ownership of persons seeking to obtain control of the Delaware Company.

     It should be noted that the voting rights to be accorded to any unissued series of Preferred Stock of the Delaware Company (“Delaware Preferred Stock”) remain to be fixed by the Delaware Board. Accordingly, if the Delaware Board so authorizes, the holders of Delaware Preferred Stock may be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions in circumstances where Delaware law does not ordinarily require such a class vote, or might be given a disproportionately large number of votes. Such Delaware Preferred Stock could also be convertible into a large number of shares of Common Stock of the Delaware Company under certain circumstances or have other terms which might make acquisition of a controlling interest in the Delaware Company more difficult or more costly, including the right to elect additional directors to the Delaware Board. Potentially, the Delaware Preferred Stock could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise to gain control of the Delaware Company. Also, the Delaware Preferred Stock could be privately placed with purchasers who might side with the management of the Delaware Company in opposing a hostile tender offer or other attempt to obtain control.

     Future issuances of Delaware Preferred Stock as an anti-takeover device might preclude shareholders from taking advantage of a situation which might otherwise be favorable to their interests. In addition (subject to the considerations referred to above as to applicable law), the Delaware Board could authorize issuance of shares of Common Stock of the Delaware Company (“Delaware Common Stock”) or Delaware Preferred Stock to a holder who might thereby obtain sufficient voting power to ensure that any proposal to alter, amend or repeal provisions of the Delaware Certificate unfavorable to a suitor would not receive the necessary vote of a majority of the voting stock required for certain of the proposed amendments (as described below).

     If the reincorporation is approved, it is not the present intention of the Board of Directors to seek shareholder approval prior to any issuance of the Delaware Preferred Stock or Delaware Common Stock, except as required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board of Directors that the delay necessary for shareholder approval of a specific issuance would be a detriment to the Delaware Company and its shareholders. The Board of Directors does not intend to issue any Preferred Stock except on terms which the Board of Directors deems to be in the best interests of the Delaware Company and its then existing shareholders. The Board currently has the right to issue Preferred Stock without shareholder approval under the California Articles.

     Tender Offer Statutes. A Delaware statute regulates tender offers and is intended to limit coercive takeovers of companies incorporated in that state. The Delaware law, Section 203, provides that a corporation may not engage in any business combination with any interested shareholder for a period of three years following the date that such shareholder became an interested shareholder unless (i) prior to the date the shareholder became an interested shareholder the Board of Directors approved the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, or (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85%, of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) the business combination is approved by the Board of Directors and authorized by 66 2/3% of the outstanding voting stock which is not owned by the interested shareholder. An interested shareholder means any person that is the owner of 15% or more of the outstanding voting stock; however, the statute provides for certain exceptions to parties who otherwise would be designated interested shareholders, including an exception for parties that held 15% or more of the outstanding voting stock as of December 23, 1987. Any corporation may decide to opt out of the statute in its original Certificate of Incorporation or at any time by action of its shareholders. The Company has not opted out of the statute.

     In contrast, California law requires that holders of a California corporation’s Common Stock receive nonredeemable Common Stock in a merger of the corporation with the holder (or an affiliate of the holder) of more than 50% but less than 90% of its Common Stock, unless all of the holders of its Common Stock consent to the merger or the merger has been approved by the California Commissioner of Corporations at a “fairness hearing.” This provision of California law may have the effect of making a cash “freezeout” merger by a majority shareholder more difficult to accomplish. A cash freezeout merger is a transaction whereby a minority shareholder is forced to relinquish his share ownership in a corporation in exchange for cash, subject in certain instances to dissenters’ rights. Delaware law has no comparable provision.

Other Key Differences Between California and Delaware Law

     Class Vote For Certain Reorganizations. With certain exceptions, California law requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding. Delaware law generally does not require class voting for such transactions, except in certain situations involving an amendment to the Certificate of Incorporation which adversely affects a specific class of shares.

     Inspection of Shareholder Lists. California law provides for an absolute right of inspection of the shareholder list for shareholders holding 5% or more of a corporation’s outstanding voting shares or shareholders holding 1% or more of such shares who have filed a Schedule 14B with the SEC. Delaware law provides no such absolute right of shareholder inspection. However, both California and Delaware law permit any shareholder of record to inspect the shareholder list for any purpose reasonably related to that person’s interest as a shareholder.

     Appraisal Rights. Under both California law and Delaware law, a shareholder of a corporation participating in certain mergers and reorganizations may be entitled to receive cash in the amount of the “fair value” (Delaware) or “fair market value” (California) of its shares, as determined by a court, in lieu of the consideration it would otherwise receive in the transaction. The limitations on such dissenters’ appraisal rights are somewhat different in California and Delaware.

     Shareholders of a California corporation, the shares of which are listed on a national securities exchange or on the OTC margin stock list, generally do not have appraisal rights unless the holders of at least 5% of the class of outstanding shares assert the appraisal right. In any reorganization in which one corporation or the shareholders of one corporation own more than 5/6 of the voting power of the surviving or acquiring corporation, shareholders are denied dissenters’ rights under California law. For this reason, appraisal rights will not be available to shareholders in connection with the Reincorporation Proposal.

     Under Delaware law appraisal rights are not available to shareholders with respect to a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or designated as a national market system security or an interdealer quotation system security by the National Association of Securities Dealers, Inc., or are held of record by more than 2,000 holders if the shareholders receive shares of the surviving corporation or shares of any other corporation which are similarly listed or dispersed, and the shareholders do not receive any other property in exchange for their shares except cash for fractional shares. Appraisal rights are also unavailable under Delaware law to shareholders of a corporation surviving a merger if no vote of those shareholders is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately before the merger and certain other conditions are met.

     In addition, Delaware law does not provide shareholders with voting or appraisal rights when a corporation acquires another business through the issuance of its stock, whether in exchange for assets or stock or in a merger with a subsidiary. California law treats these kinds of acquisitions in the same manner as a merger of the corporation directly with the business to be acquired and provides appraisal rights in the circumstances described in the preceding paragraph.

     Dividends. Under California law, any dividends or other distributions to shareholders, such as redemptions, are limited to the greater of (i) retained earnings or (ii) an amount which would leave the corporation with assets (excluding certain intangible assets) equal to at least 125% of its liabilities (excluding certain deferred items) and current assets equal to at least 100% (or, in certain circumstances, 125%) of its current liabilities. Delaware law allows the payment of dividends and redemption of stock out of surplus (including paid-in and earned surplus) or out of net profits for the current and immediately preceding fiscal years.

     The Company has never paid a cash dividend, and the Delaware Company does not anticipate paying any cash dividends in the foreseeable future.

     Application of California Law After Reincorporation. California law provides that if (i) the average of certain property, payroll and sales factors results in a finding that more than 50% of the Delaware Company’s business is conducted in California, and in a particular fiscal year more than 50% of the Delaware Company’s outstanding voting securities are held of record by persons having addresses in California, and (ii) the Company’s shares are traded in the Nasdaq National Market and are held by fewer than 800 shareholders, as of its most recent annual meeting of shareholders, then the Delaware Company would become subject to certain provisions of California law regardless of its state of incorporation.

     Because the Company’s Common Stock is traded in the Nasdaq National Market and the Company’s shares are held by at least 800 shareholders as of its most recent annual meeting of shareholders, California law will not apply to the Delaware Company if the reincorporation is approved. The Company would not be subject to California law as long as it continued to meet both of these requirements.

     If the Delaware Company were to become subject to the provisions of California law referred to above, and such provisions were enforced by California courts in a particular case, many of the Delaware laws described in this Proxy Statement would not apply to the Delaware Company. Instead, the Delaware Company could be governed by certain California laws, including those regarding liability of directors for breaches of the duty of care, indemnification of directors, dissenters’ rights of appraisal, removal of directors as well as certain other provisions discussed above, to the exclusion of Delaware law. The effects of applying both Delaware and California laws to a Delaware corporation whose principal operations are based in California have not yet been determined.

Summary of Federal Tax Consequences of the Reincorporation

     The reincorporation is intended to be a reorganization of capital stock under the Internal Revenue Code of 1986, as amended. Generally, for federal income tax purposes, no gain or loss should be recognized by holders of the

Company as a result of the reincorporation and no gain or loss should be recognized by the Company or the Delaware Company.

     Each former holder of Common Stock of the Company should have the same basis in the Common Stock of the Delaware Company received pursuant to the reincorporation as such shareholder had in the Common Stock of the Company held by such shareholder at the time of consummation of the reincorporation. A shareholder’s holding period with respect to the Common Stock of the Delaware Company received in the reincorporation should include the period during which the shareholder held the corresponding shares of Common Stock of the Company; provided that the shares of Common Stock of the Company were held by the shareholder as capital assets at the time of consummation of the reincorporation. Tax provisions are complex and subject to change and this summary does not purport to be a complete discussion of all the possible tax consequences of the reincorporation under federal laws. The Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reincorporation.

     EACH SHAREHOLDER SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY OF THE LAWS OF ANY STATE OR OTHER JURISDICTION.

Required Vote

     The affirmative vote of a majority of the outstanding shares entitled to vote is required for approval of this proposal.

Recommendation of the Board of Directors

     The Board of Directors believes that the proposed reincorporation of the Company in Delaware and all related matters are in the best interests of the shareholders of the Company and the Company for the reasons stated above.

THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
APPROVAL OF THIS PROPOSAL TO REINCORPORATE IN DELAWARE AND CERTAIN
RELATED MATTERS

     A vote for the reincorporation proposal will constitute approval of the following:

•	the merger

•	the Delaware Certificate (without the additional charter revisions set forth under Proposal No. 4 unless separately approved by the shareholders)

•	the Delaware By-Laws (without additional charter revisions set forth under Proposal No. 4 unless separately approved by the shareholders)

•	the form of the indemnification agreement and entering into indemnification agreements with each current director

•	the adoption and assumption by the Delaware Company of all of the Company’s employee and director benefit plans (without amendments to the 1996 Employee Stock Purchase Plan set forth under Proposal No. 5 unless separately approved by the shareholders); and

•	all other aspects of this Proposal No. 3.

     See Proposal No. 4, “ADDITIONAL CHARTER REVISIONS” and Proposal No. 5, “AMENDMENT OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN.”

PROPOSAL NO. 4
ADDITIONAL CHARTER REVISIONS

General

     As described under Proposal No. 3, “REINCORPORATION IN THE STATE OF DELAWARE AND OR RELATED CHANGES TO THE RIGHTS OF SHAREHOLDERS,” the Board of Directors has unanimously approved a proposal to change the Company’s state of incorporation from California to Delaware. In addition, if Proposal No. 3 is approved, the Board has also proposed the inclusion in the Delaware Certificate and By-Laws of three additional charter revisions as follows:

•	elimination of cumulative voting

•	elimination of the right of shareholders to act by written consent

•	limiting the right of shareholders to call a special meeting of shareholders to holders of 25% or more of the Company’s voting stock.

     These measures are not included in the California Articles and are not applicable to the Company under California law currently. Accordingly, these matters are presented for separate consideration and vote by the shareholders. The elimination of cumulative voting and the right to act by written consent are permitted under California law. California shareholders holding at least 10% of the corporation’s voting stock are guaranteed the right by California statute to call a special meeting; Delaware has no similar statute.

     The proposal to revise the Delaware Certificate and By-Laws as part of the proposed reincorporation does not reflect knowledge on the part of the Board of Directors or management of any proposed takeover, effort to accumulate the Company’s securities or other attempt to acquire control of the Company. The Board of Directors has observed, however, the relatively common use of certain coercive takeover tactics, including tender offers made at less than a full and fair price, which may be combined with a proxy contest or consent solicitation that may lead to a failure to maximize shareholder value. In light of this concern, the Board of Directors has proposed these charter revision measures to serve as appropriate defenses to coercive tender offers or other coercive efforts to gain control of the Company. Management may in the future propose or adopt other measures designed to discourage takeovers apart from those proposed in this Proxy Statement, if in the judgment of the Board of Directors such measures are warranted. However, the Board has no such intention at the present time.

Background

     In reviewing the Company’s alternatives with respect to these proposals, and in light of the opposition to the proposals in 2002 by Randal J. Kirk, a shareholder of the Company, who currently beneficially owns 8.1% of the Company’s stock, the Company’s management had preliminary conversations in March 2003 with Mr. Kirk about the possibility of presenting revised proposals to this 2003 Annual Meeting. Mr. Kirk indicated his potential willingness to support a proposal to reincorporate the Company in Delaware and the three additional charter provisions described above if:

•	no classified board was proposed; and

•	the Company terminated the Rights Agreement by and between the Company and Chase Mellon Shareholder Services LLC dated July 25, 1997 (the “Rights Agreement”) effective on such reincorporation.

Although the Company has no binding commitment from Mr. Kirk to vote for this set of proposals, the Board took into account Mr. Kirk’s views in reproposing a reincorporation, which is presented here as Proposal No. 3, and the three charter revisions identified above, presented as Proposal No. 4. The Board of Directors believes that these proposals are in the best interests of all shareholders. Accordingly, the Board of Directors is presenting these revised proposals for your consideration.

     If both Proposal No. 3 for the reincorporation of the Company in Delaware, and all of Proposal No. 4, the three charter revisions explained in greater detail below, are approved by the Company’s shareholders, the Company’s Rights Agreement will be terminated effective upon the reincorporation. If only Proposal No. 3 is passed, the Company reserves the right not to reincorporate in Delaware, but will terminate the Rights Agreement if the Company effects the reincorporation. The Board of Directors believes that Proposals No. 3 and No. 4 are related and that the Company will only achieve the full benefits of reincorporation if both Proposals are approved. In any event, if the Rights Agreement is terminated, the Board of Directors would retain the right to adopt a new rights agreement in the Board of Directors’ sole discretion. At present, the Board has no intention to do so.

     The Board of Directors believes that the reincorporation proposal and the current proposals for additional charter provisions set forth in Proposal No. 4 below are in the best interest of the Company and its shareholders.

Potential Disadvantages of Additional Charter Revision Proposals

     Shareholders should be aware that, while not the goal of these measures, the overall effect of certain of the provisions may be to make it more difficult for holders of a majority of the outstanding shares of Common Stock to change the composition of the Board of Directors and to remove existing management in circumstances where a majority of the shareholders may be dissatisfied with the performance of the incumbent directors or otherwise desire to make changes. These provisions, if included in the Company’s new charter documents, could make a proxy contest a less effective means of removing or replacing existing directors or could make it more difficult to make a change in control of the Company which is opposed by the Board of Directors. These provisions could also have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers whether or not such transactions are favored by the incumbent management or beneficial to shareholders. This strengthened tenure and authority of the Board of Directors could enable the Board of Directors to resist change and otherwise thwart the desires of a majority of the shareholders. Because these provisions may have the effect of continuing the tenure of the current Board of Directors, the Board has recognized that the individual directors have a personal interest in this provision that may differ from those of the shareholders. However, the Board believes that these provisions’ primary purpose is to ensure that the Board will have sufficient time to consider fully any proposed takeover attempt in light of the short and long-term benefits and other opportunities available to the Company and, to the extent the Board determines to proceed with the takeover, to effectively negotiate terms that would maximize the benefits to the Company and its shareholders.

     Notwithstanding the belief of the Board as to the benefits to shareholders of the charter proposals, shareholders should recognize that one of the effects of such changes may be to discourage a future attempt to acquire control of the Company which is not presented to and approved by the Board of Directors, but which a substantial number, and perhaps even a majority, of the Company’s shareholders might believe to be in their best interests or in which shareholders might receive a substantial premium for their shares over the current market price. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so.

     In addition, by increasing the probability that any person or group seeking control of the Delaware Company would be forced to negotiate directly with the Board of Directors, the proposed charter provisions could discourage takeover bids by means of a hostile tender offer, proxy contest or otherwise without the approval of the Board. Thus, the principal disadvantages to the shareholders which result from discouraging such hostile takeover bids would be to (i) reduce the likelihood that any acquiror would make a hostile tender offer for the outstanding shares of stock of the Company at a premium over the market rate and (ii) increase the difficulty of removing, or delay the removal of, the existing Board of Directors and management even if, in a particular case, removal would be beneficial to the shareholders generally.

     It should be noted, however, that the Board of Directors has a fiduciary duty to the shareholders to negotiate for the best interests of the shareholders and not for its own interests. Further, while the proposed charter provisions may discourage hostile takeover attempts, or delay the removal of the Board, these provisions would not prevent a hostile acquisition of the Delaware Company, nor prevent the removal of the Board of Directors or management.

Advantages of Additional Charter Revision Proposals

     The Board of Directors has considered the potential adverse effects to shareholders of the proposed charter revisions and believes that their potential benefits to shareholders outweigh the possible disadvantages. In particular, the Board believes that the benefits associated with enabling the Board to fully consider and negotiate proposed takeover attempts in a timely and deliberate manner make these proposals beneficial to the Company and its shareholders.

     The Board of Directors has carefully considered concerns expressed by shareholders regarding the possibility that, although not the goal of these measures, such anti-takeover proposals may have the effect of maintaining incumbent management. In proposing such measures, the Board of Directors has sought to balance concerns expressed by shareholders with the Board of Director’s fiduciary duties to effectively manage the Company and maximize value for the Company and its shareholders. The Board of Directors would specifically point out that it has not proposed a staggered Board and it has approved of the termination of the Rights Agreement, effective upon receipt of the requisite shareholder vote in favor of the reincorporation and the additional charter revision measures. Furthermore, the charter revisions proposed by the Board of Directors have purposefully been set at a modest level and are not uncommon provisions maintained by companies incorporated in Delaware. For example, the Board has specifically set the threshold for the percentage of voting shareholders of record required to call a special meeting at twenty-five percent (25%), a level that the Board of Directors believes is designed to permit the shareholders to raise at a special meeting of shareholders any issue important to holders of a significant percentage of the voting stock, but also designed to eliminate the right to have shareholders meetings on proposals that do not have significant shareholder interest, and therefore protect against the expense of a shareholders meeting and the distraction to management when there is not significant interest in the matter being proposed. The Board of Directors is also seeking to eliminate cumulative voting and the right of shareholders to act by written consent; these restrictions on the rights of stockholders are very common for companies incorporated in Delaware. The elimination of the right to act by written consent is designed to require proposals to be considered at a meeting of shareholders where all parties’ views can be heard, and with sufficient time to permit the exchange of views to facilitate the informed exercise of the shareholders franchise. The elimination of cumulative voting is designed to require all directors to be elected by a plurality vote, rather than permitting some directors to be elected by a minority. The Board of Directors believes that such provisions are in the best interests of the Company and its shareholders and provide the greatest potential for maximization of value to the Company and its shareholders in the event of future acquisition activity.

     A hostile takeover attempt may have a positive or a negative effect on the Company and its shareholders, depending on the circumstances surrounding a particular takeover attempt. Takeover attempts that have not been negotiated or approved by the board of directors of a corporation can seriously disrupt the business and management of a corporation and generally present to the shareholders the risk of terms which may be less than favorable to all of the shareholders than would be available in a board-approved transaction. The Board believes that the charter provisions in Proposal No. 4 would permit the Board sufficient time to consider fully any proposed takeover attempt in light of the short and long-term benefits and other opportunities available to the Company and, to the extent the Board determines to proceed with the takeover, allow the Board to effectively negotiate terms that would maximize the benefits to the Company and its shareholders.

     The Board of Directors recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may be beneficial to shareholders, providing all shareholders with considerable value for their shares. However, the Board believes that the potential disadvantages of unapproved takeover attempts are sufficiently great such that prudent steps to reduce the likelihood of such takeover attempts are in the best interests of the Company and its shareholders. Accordingly, the Board has separately proposed the charter provisions in this Proposal No. 4 that may have the effect of discouraging or deterring hostile takeover attempts.

Existing Charter Provisions That May be Considered Takeover Defenses

     Certain already existing provisions in the Company’s current California Articles, California By-Laws and other agreements may have the effect of delaying, deferring or preventing a change in control of the Company in certain circumstances. Certain of these provisions, which do not contemplate a specific or particular attempt to gain control of the Company, are described below. The foregoing discussion is qualified in its entirety by the specific provisions of the California Articles, the California By-Laws and the Rights Agreement.

     Advance Notice Procedures for Shareholder Proposals and Nominees for Directors. The California By-Laws require shareholders to comply with specific notice procedures to nominate candidates for election as directors and to bring proposals before an annual meeting of shareholders. The purpose of the nomination procedure is to afford the Board a meaningful opportunity to consider the qualifications of the proposed nominees during the appropriate period when the Board is focused on nominations and, to the extent the Board deems necessary or desirable, to inform shareholders about the qualifications of the proposed nominee. The purpose of this procedure is to provide a more orderly procedure for conducting annual meetings of shareholders. In addition, this procedure gives the Board a meaningful opportunity to analyze the proposals and to decide whether it is appropriate either (i) to omit the proposal or (ii) to inform shareholders before the meeting of any proposal to be introduced at the meeting and to recommend to shareholders how to vote on the proposal. Although these advance notice procedures do not give the Board the power to approve or disapprove shareholder nominations for the election of directors or any other proposal submitted by shareholders, they could have the effect of making more difficult a shareholder nomination for the election of directors or the submission by shareholders of proposals at a particular shareholders meeting.

     Issuance of Additional Securities. The California Articles permit the Board of Directors to issue shares of preferred stock without the prior approval of the Company’s shareholders. The issuance of preferred stock or such other securities as permitted by the California Articles at some future date may have the effect of delaying, deferring or preventing a change in control of the Company. For additional information concerning this provision, see “PROPOSAL NO. 3 – REINCORPORATION IN THE STATE OF DELAWARE AND RELATED CHANGES TO THE RIGHTS OF SHAREHOLDERS – Blank Check Preferred.”

     Change-in-Control Agreements. The change-in-control agreements that the Company currently has with each of Mr. Sellers, Dr. Rudolf and Mr. Waldron are primarily intended to help the Company retain them as key employees and encourage them to act in the best interests of the Company’s shareholders despite the personal uncertainty of a potential takeover. However, the amount of the total payments under these agreements could deter or discourage an attempt to acquire control of the Company. For more information concerning these agreements, see “EXECUTIVE COMPENSATION AND OTHER MATTERS – Employment Contracts and Termination of Employment and Change-in-Control Agreements.”

     Rights Agreement. The Company currently maintains the Rights Agreement. However, as described in Proposal No. 3, if Proposal No. 3 and Proposal No. 4 “ADDITIONAL CHARTER REVISIONS” are approved by the Company’s shareholders, the Company will terminate the Rights Agreement effective on the reincorporation. The Rights Agreement is intended to protect the Company’s shareholders in the event of an unfair or coercive offer to acquire, or the acquisition of, 15% or more of the Common Stock of SciClone California. The Rights Agreement is intended to encourage persons seeking control of the Company to initiate such an acquisition or offer to acquire through arm’s-length negotiations with the Board of Directors. However, depending on the nature of future circumstances, the Rights Agreement could have the effect of discouraging a future attempt to acquire control of the Company, but which a substantial number, and perhaps even a majority, of the Company’s shareholders might believe to be in their best interests or in which shareholders might receive a substantial premium for their shares over the current market price.

Summary of Additional Charter Revisions

     The separate proposals set forth below as Proposals 4(A), 4(B) and 4(C) are summarized in the chart below. The following chart does not purport to be an exhaustive discussion. It is qualified in its entity by reference to the California Corporations Code, the Delaware General Corporation Law, the California Articles and By-Laws and the Delaware Certificate and By-Laws. Shareholders are requested to read the following chart in conjunction with the discussion following the chart and the Merger Agreement and the Delaware Certificate and By-Laws attached to this Proxy Statement. Shareholders should note that each of these measures is proposed for separate consideration and vote by the shareholders.

ISSUE	DELAWARE	CALIFORNIA
Cumulative Voting for Directors (Proposal 4(A))	Cumulative voting is not available unless it is provided for in the Certificate of Incorporation; the Board proposes that the Delaware Certificate not provide for cumulative voting.	California law permits Nasdaq National Market corporations with over 800 shareholders to eliminate cumulative voting. The California Articles do not eliminate cumulative voting.

Action by Written Consent of Shareholders in lieu of a Shareholder vote at a Shareholder Meeting (Proposal 4(B))	The Board proposes that actions by written consent not be permitted under the Delaware Certificate. All shareholder action would take place by a shareholder vote at a meeting of shareholders.	Actions by written consent are permitted by the California Articles and By-Laws.

Call of Special Meetings by Shareholders (Proposal 4(C))	Special meetings may be called only by the Board or any person as may be designated in the Certificate of Incorporation or By-Laws. The Board proposes that the Delaware Certificate and By-Laws provide special meetings may be called only by the Board, the Chairman or the President and Chief Executive Officer, or the holders of record of not less than 25% of all shares entitled to cast votes at the meeting.	Special meetings may be called by the Board, the Chairman, the President, holders of 10% or more of the outstanding voting power and such other persons as may be designated in the Articles of Incorporation or By-Laws. The California By-Laws provide special meetings may be called by the Board, the Chairman, the President or holders of 10% or more of the outstanding voting power.

PROPOSAL NO. 4(A)
ELIMINATION OF CUMULATIVE VOTING FOR DIRECTORS

Explanation of the Proposal

     Cumulative voting permits the holder of each share of stock entitled to vote in the election of directors to cast that number of votes which equal the number of directors to be elected. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates as he chooses. The effect of cumulative voting is therefore that a shareholder with a significant minority percentage of the outstanding shares may be able to elect one or more directors if voting is cumulative. Without cumulative voting, each director is elected by a plurality vote and one large minority shareholder cannot elect a director not supported by the plurality.

     Under California law, cumulative voting in the election of directors is mandatory upon notice given by a shareholder at a shareholders’ meeting at which directors are to be elected. In order to cumulate votes, a shareholder must give notice at the meeting, prior to the voting, of the shareholder’s intention to vote cumulatively. If any one shareholder gives such a notice, all shareholders may cumulate their votes. However, California law permits a company, by amending its Articles of Incorporation or By-Laws, to eliminate cumulative voting when the Company’s shares are listed on a national stock exchange or traded on the Nasdaq National Market and are held by at least 800 shareholders. The Company has not proposed the amendments of the California Articles to eliminate cumulative voting.

     In contrast, cumulative voting is not available under Delaware law unless so provided in the corporation’s Certificate of Incorporation. The Board of Directors has proposed to eliminate cumulative voting by removing the provision from the Delaware Certificate. The Board of Directors believes that the elimination of cumulative voting is appropriate because the Board believes that all directors should be elected by a plurality of votes of the shareholders.

     In the event this proposal is not approved by the requisite vote of shareholders, the Delaware Certificate will provide for cumulative voting in the election of directors. In the event this proposal is approved, the provision regarding cumulative voting of directors will not be included in the Delaware Certificate.

Reasons for and Advantages of Proposal 4(A)

     The Board of Directors recommends the elimination of cumulative voting because one of the principal results of cumulative voting is to make it more likely that an individual or group of individuals, owning less than a plurality of the Company’s voting stock, could obtain representation on the Board. Such an individual or group may have interests and goals inconsistent with, or even actively conflicting with, the best interests of a majority of the shareholders. The Company’s Board of Directors believes that each director should represent the interests of all shareholders rather than the narrow interests of any special constituency. The proposal eliminates the possession of rights by shareholders that are disproportionate to their respective share holdings.

     In recent years, accumulations by third parties of substantial stock positions in publicly held corporations frequently have been preludes to hostile attempts to take over or restructure such corporations or to sell all or part of such corporation’s assets or to take other similar corporate actions. These actions are often undertaken by third parties without advance notice to or consultation with management. In many cases, these third parties position themselves through stock ownership to seek representation on boards of directors in order to increase the likelihood that they will be able to implement proposed transactions opposed by the corporation’s management. If a corporation resists the efforts of a third party to obtain representation on its board, the third party may commence a proxy contest to have its nominees elected to the board in place of certain directors or the entire board. In some cases, a third party may not truly be interested in taking over the corporation, but uses the threat of a proxy fight or a bid to take over the corporation, or both, as a means of obtaining for itself a special benefit which might not be available to all of the corporation’s shareholders. Cumulative voting could allow a minority shareholder or group to elect one or more members to the Company’s Board of Directors.

     The Board believes that the imminent threat of removal of the Company’s management in such a situation, through a change in the composition of the Board, could severely curtail management’s ability to negotiate effectively with such a party. Management could be deprived of the time and information necessary to evaluate a particular takeover or other proposal, to seek and study alternative proposals that may better serve the interests of the Company’s shareholders and, in an appropriate case, to help achieve a better price in any transaction involving the Company that may ultimately be undertaken.

Potential Disadvantages of Proposal 4(A)

     Shareholders should recognize that if the proposal to eliminate cumulative voting is approved, the ability of an organized block of minority shareholders to elect a representative to the Board of Directors without the cooperation of shareholders owning a plurality of the voting shares would be greatly reduced or eliminated. Under some circumstances the elimination of cumulative voting could have an anti-takeover effect by making it more difficult for a hostile potential acquiror holding a minority block of shares from obtaining a foothold on the Board. Under other circumstances, however, the existence of cumulative voting can have an anti-takeover effect by making it more difficult for a hostile potential acquiror who obtains a majority but not all shares from consolidating control of the Company.

Required Vote

     The affirmative vote of a majority of the outstanding shares entitled to vote is required for approval of this proposal.

Recommendation of the Board of Directors

     The Board believes that the proposed provision regarding the elimination of cumulative voting under the Delaware Certificate is in the best interest of the shareholders and the Company for the reasons stated above.

     THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” APPROVAL OF THIS PROPOSAL.

PROPOSAL NO. 4(B)
ELIMINATION OF ACTION BY WRITTEN CONSENT

Explanation of the Proposal

     Under California and Delaware law, shareholders may execute an action by written consent in lieu of a shareholder meeting. Both California and Delaware law permit a corporation to eliminate such actions by written consent in its charter. The California Articles do not eliminate the ability of shareholders to act by written consent. The Board of Directors proposes to include a provision in the Delaware Certificate and a corresponding provision in the Delaware By-Laws, which would eliminate the right of shareholders to act by written consent of shareholders.

     In the event this proposal is not approved by the requisite vote of the shareholders, the Delaware Certificate and By-Laws will provide for action by written consent by the shareholders. In the event the proposal is approved, the Delaware Certificate and the Delaware By-Laws will include a provision which eliminates the shareholders’ right to act by written consent as set forth in Exhibit 1 to the Merger Agreement.

Reasons for and Advantages of Proposal 4(B)

     The Board of Directors believes this provision would enhance the Board’s and shareholders’ opportunity to consider shareholder proposals at a meeting where all views can be heard and with sufficient time to permit the exchange of views to facilitate the informed exercise of the shareholder franchise. In addition, the Board of Directors is aware that the use of certain takeover tactics in recent years, combined with the written consent process, can be highly disruptive to a corporation as well as divert valuable corporate resources and place undue pressure on a corporation’s board and shareholders to act hastily and without complete information. These tactics can also result in a lost opportunity to consider fully all available alternatives before shareholders are forced to act. The Board of Directors believes that the best interests of the Company’s shareholders will be served by establishing appropriate defenses to coercive tender offers or other coercive efforts to gain control of the Company.

Potential Disadvantages of Proposal 4(B)

     Shareholders should recognize that elimination of the shareholders’ right to act by written consent may lengthen the amount of time required to take certain shareholder actions because certain actions by written consent are not subject to the minimum notice requirement of a shareholders’ meeting. The elimination of shareholders’ right to act by written consent may deter hostile takeover attempts because of the lengthened shareholder approval process. Without the ability to act by written consent, a holder or group of holders controlling a majority in interest of the Delaware Company’s capital stock will not be able to amend the Delaware By-Laws or remove directors pursuant to a written consent. Any such holder or group of holders would have to wait until a shareholders’ meeting was held to take any such action.

     In addition, if the proposal to eliminate shareholder action by written consent is approved, one of its effects could be to make more difficult or delay a future attempt to acquire control of the Company which is not presented to and approved by the Board of Directors, but which a substantial number, and perhaps even a majority, of the Company’s shareholders might believe to be in their best interests or in which shareholders might receive a substantial premium for their shares over the current market price.

Required Vote

     The affirmative vote of a majority of the outstanding shares entitled to vote is required for approval of this proposal.

Recommendation of the Board of Directors

     The Board believes that the proposed provisions under the Delaware Certificate and By-Laws regarding the elimination of action by written consent is in the best interest of the shareholders and the Company for the reasons stated above.

THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” APPROVAL OF THIS PROPOSAL.

PROPOSAL NO. 4(C)
LIMITATION ON ABILITY TO CALL SPECIAL MEETINGS

Explanation of the Proposal

     Under California law, special meetings of shareholders may be called by the Board, the Chairman of the Board, the President, the holders of 10% or more of the outstanding voting power and such other persons as may be designated in the Articles of Incorporation or By-Laws of a company. The California By-Laws provide special meetings may be called by the Board, the Chairman of the Board, the President or the holders of 10% or more of the outstanding voting power.

     Delaware law, however, provides that special meetings of shareholders may only be called by the Board or by any other person as may be designated in the Certificate of Incorporation or By-Laws. The Board of Directors has proposed a provision in the Delaware Certificate and the Delaware By-Laws providing that special meetings of shareholders may be called only by the Board of Directors, the Chairman of the Board, the President and Chief Executive Officer or the holders of record of not less than 25% or more of the outstanding voting power.

     In the event this proposal is not approved by the requisite vote of the shareholders, the Delaware By-Laws will provide that special meetings of shareholders may be called by the Board of Directors, the Chairman of the Board, the President and Chief Executive Officer or the holders of 10% or more of the outstanding voting power. In the event this proposal is approved, the Delaware Certificate and By-Laws will provide that special meetings of shareholders may be called only by the Board of Directors, the Chairman of the Board, the President and Chief Executive Officer or the holders of record of not less than 25% or more of the outstanding voting power as set forth in Exhibit 2 to the Merger Agreement.

Reasons for and Advantages of Proposal 4(C)

     The Board of Directors believes that increasing the percentage of shares required to call a special meeting from 10% to 25% is reasonable and in the best interests of the shareholders because the higher threshold will assure that there is sufficient shareholder interest in the proposals to merit a special meeting and to warrant the expense and distraction to management of a special meeting of shareholders. The Board of Directors considered other alternatives, such as eliminating the right of shareholders to call a special meeting, or setting a threshold of 50% of shares for calling a special meeting, each of which the Board believes are common for Delaware corporations. However, the Board determined to propose the 25% threshold as a reasonable balance between competing concerns.

Potential Disadvantages of Proposal 4(C)

     Shareholders should be aware that such a provision would preclude a shareholder from mounting a proxy contest to remove the directors or taking action to amend the Bylaws until the next annual meeting, unless the shareholder has at least 25% of the voting power of the Corporation’s stock. If the proposal is approved, shareholders could not force shareholder consideration of a proposal over the opposition of the Board, unless the shareholders held at least 25% of the outstanding shares entitled to vote at the proposed special meeting. The proposal may have the effect of impeding or discouraging efforts by potential bidders to obtain control of the Company and, therefore, could have the effect of deterring or delaying efforts to seek control of the Company on a basis which some shareholders might deem favorable.

Required Vote

     The affirmative vote of a majority of the outstanding shares entitled to vote is required for approval of this proposal.

Recommendation of the Board of Directors

     The Board believes that the proposed provisions regarding the limitation on the ability to call special meetings by the shareholders under the Delaware Certificate and By-Laws is in the best interest of the shareholders and the Company for the reasons stated above.

THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” APPROVAL OF THIS PROPOSAL

PROPOSAL NO. 5
AMENDMENT OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN

     At the Annual Meeting, the shareholders will be asked to approve an amendment to the Company’s 1996 Employee Stock Purchase Plan (the “Plan”) to increase by 500,000 the maximum number of shares of Common Stock that may be issued under the Plan.

General

     The Plan is voluntary and open to all employees. This Plan allows employees to elect payroll deductions which are used to purchase Common Stock directly from the Company. The Company’s shareholders have previously approved the reservation of 500,000 shares of Common Stock, subject to adjustment upon certain changes in the Company’s capital structure, for issuance to employees, including officers, participating in the Plan. As of March 14, 2003, 385,076 shares had been purchased, leaving 114,924 shares available for future purchases under the Plan. To provide a reasonable reserve of shares to permit the Company to continue offering this opportunity to employees, the Board has amended the Plan, subject to shareholder approval, to increase the maximum number of shares that may be issued under the Plan by 500,000 to an aggregate of 1,000,000 shares.

     The Board believes that the Company’s Plan is an important factor in attracting and retaining the high caliber employees essential to the success of the Company and in aligning their long-term interests with those of the shareholders. Because the Company expects to continue to increase the number of employees, and competition to attract and retain highly qualified individuals in the Company’s industry and geographic region are intense, management believes that the Company must offer the Plan as an essential component of its benefit packages. The Board further believes that employee stock purchases serve an important role in motivating employee shareholders to contribute to the Company’s continued progress. The proposed amendment is intended to ensure that the Plan will continue to have available a reasonable number of shares to meet these needs.

Summary of the Plan, as Amended

     The following summary of the Plan, as amended, is qualified in its entirety by the specific language of the Plan, a copy of which is available to any shareholder upon request.

     General. At the beginning of each offering under the Plan, each participant in the Plan is granted the right to purchase, through accumulated payroll deductions, up to a number of shares of the Company’s Common Stock determined on the first day of the offering (a “Purchase Right”). The Purchase Right is automatically exercised on each purchase date during the offering unless the participant has withdrawn from participation in the Plan prior to such date. The Plan is intended to qualify as an “employee stock purchase plan” under section 423 of the Internal Revenue Code.

     Authorized Shares. Currently, a maximum of 500,000 of the Company’s authorized but unissued or reacquired shares of Common Stock may be issued under the Plan, subject to appropriate adjustment in the event of any stock dividend, stock split, reverse stock split, reclassification or similar change in the Company’s capital structure, or in the event of any merger, sale of assets or other reorganization.

     Administration. The Plan is administered by the Board of Directors or a committee of the Board. (For purposes of this discussion, the term “Board” refers to either the Board of Directors or such committee.) Subject to the provisions of the Plan, the Board determines the terms and conditions of Purchase Rights granted under the Plan. The Board has the authority to interpret the Plan and Purchase Rights granted thereunder, and any such interpretation of the Board will be binding.

     Eligibility. The Company’s employees or any employees of any subsidiary designated by the Board for inclusion in the Plan is eligible to participate in an offering under the Plan so long as the employee is customarily employed for at least 20 hours per week and more than five months in any calendar year, unless that employee owns or holds options to purchase, or as a result of participation in the Plan, would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of the Company’s stock or of any subsidiary. As of March 14, 2003, approximately 27 employees, including 3 executive officers, were eligible to participate in the Plan.

     Offerings. Generally, each Offering under the Plan is for a period of 24 months (an “Offering Period”). Offering Periods generally commence on August 1 of every second year commencing on August 1, 1996, with the second Offering Period commencing on August 1, 1998, etc. (each an “Offering Date”). Each Offering Period is generally comprised of eight three-month purchase periods (each a “Purchase Period”). Shares are purchased on the last day of each Purchase Period (each a “Purchase Date”). The Board may establish a different term for any offering or Purchase Period or different commencement or ending dates for an offering or a Purchase Period.

     Participation and Purchase of Shares. Participation in an offering under the Plan is limited to eligible employees who authorize payroll deductions prior to the first day of an Offering Period (the “Offering Date”). Payroll deductions may not exceed 15% of an employee’s compensation on any payday during the Offering Period, provided that the Board may establish a different limit from time to time. An employee who becomes a participant in the Plan will automatically participate in each offering beginning immediately after the last day of the Offering Period in which he or she is a participant until the employee withdraws from the Plan, becomes ineligible to participate, or terminates employment.

     Subject to any uniform limitations or notice requirements imposed by us, a participant may increase or decrease his or her rate of payroll deductions or withdraw from the Plan at any time during an offering. Upon withdrawal, the Company will refund without interest the participant’s accumulated payroll deductions not previously applied to the purchase of shares. Once a participant withdraws from an offering, that participant may not again participate in the same offering at any later time. If the fair market value of a share of Common Stock on the initial Purchase Date of the current offering in which employees are participating is less than such fair market value on the Offering Date for such Offering Period, then, each participant will be automatically withdrawn from such Offering Period after purchasing shares and enrolled in the new Offering Period.

     Subject to certain limitations, each participant in an offering is granted a Purchase Right for a number of whole shares determined by dividing a participant’s accumulated payroll deductions by the lower of (i) eighty-five percent of the fair market value of a share of the Company’s Common Stock on the Offering Date or (ii) eighty-five percent of the fair market value of a share of the Company’s Common Stock on the Purchase Date. As a further limitation, no participant shall be permitted to purchase more than 8,000 shares on any Purchase Date or to purchase shares of Common Stock under the Plan or any other employee stock Plan having a fair market value exceeding $25,000 (based on the fair market value of the Company’s Common Stock on the first day of the Offering Period in which the shares are purchased) for each calendar year in which a Purchase Right is outstanding.

     On each Purchase Date, the Company issues to each participant in the Offering the number of shares of its Common Stock equal to the amount of payroll deductions accumulated for the participant during the Purchase Period divided by the purchase price, limited in any case by the number of shares subject to the participant’s Purchase Right for that Offering. The price at which shares are sold under the Plan is established by the Board but may not be less than 85% of the lesser of the fair market value per share of Common Stock on the Offering Date or on the Purchase Date. The fair market value of the Common Stock on any relevant date generally will be the closing price per share as reported on the Nasdaq National Market. On March 14, 2003 the closing price of the Company’s Common Stock as reported on the Nasdaq National Market on was $5.20 per share. Any payroll deductions under the Plan not applied to the purchase of shares will be returned to the participant without interest, unless the amount remaining is less than the amount necessary to purchase a whole share of Common Stock, in which case the remaining amount may be applied to the next Purchase Period.

     Corporate Transactions. In the event of a proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless the Board provides otherwise. In the event of a proposed sale of all or substantially all of the Company’s assets, or a merger with or into another corporation, each Purchase Right and the rights and obligations under the Plan may be assumed or an equivalent option substituted by the successor corporation or parent or subsidiary corporation thereof. However, the Board may, in its sole discretion and in lieu of assumption or substitution, shorten the Offering Period and set a new Purchase Date. The Board shall notify each participant in writing of a new Purchase Date.

     Termination or Amendment. The Plan will continue until terminated by the Board or until all of the shares reserved for issuance under the Plan have been issued. The Board may amend or terminate the Plan at any time, except that the approval of the Company’s shareholders is required within 12 months of the adoption of any amendment increasing the number of shares authorized for issuance under the Plan, or changing the categories of corporations that may be designated by the Board as corporations whose employees may participate in the Plan.

Shares Purchased by Certain Persons

     The aggregate numbers of shares of Common Stock purchased by certain persons under the Plan since its inception are as follows: (i) Donald R. Sellers, President, Chief Executive Officer, and Director, SciClone Pharmaceuticals, Inc.; Managing Director, SciClone Pharmaceuticals International Ltd., 56,617 shares; (ii) Alfred R. Rudolph, M.D., Chief Operating Officer, 41,549 shares; (iii) Richard A. Waldron, Chief Financial Officer, 8,613 shares; and (vi) all current executive officers as a group, an aggregate of 106,779 shares; and (vii) all employees, including current officers who are not executive officers, as a group, an aggregate of 278,297 shares. None of the Company’s directors who are not executive officers are eligible to participate in the Plan. Since its inception, no shares have been issued under the Plan to any other nominee for election as a director, or any associate of any such director, nominee or executive officer, and no other person has been issued five percent or more of the total amount of shares issued under the Plan.

Summary of U.S. Federal Income Tax Consequences

     The following summary is intended only as a general guide as to the U.S. federal income tax consequences of participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     Generally, there are no tax consequences to an employee of either becoming a participant in the Plan or purchasing shares under the Plan. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition. If a participant disposes of shares within two years after the Offering Date or within one year after the Purchase Date on which the shares are acquired (such disposition being referred to as a “disqualifying disposition”), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the Purchase Date and the purchase price. Such income may be subject to tax withholding by the employer. Any additional gain or any loss recognized by the participant resulting from the disposition of the shares is a capital gain or loss. If the participant disposes of shares at least two years after the Offering Date and at least one year after the Purchase Date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of disposition and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and the purchase price (determined as if the Purchase Right were exercised on the Offering Date). Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss. If the participant still owns the shares at the time of his or her death, the lesser of (i) the difference between the fair market value of the shares on the date of death and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and the purchase price (determined as if the Purchase Right were exercised on the Offering Date) is recognized as ordinary income in the year of the participant’s death.

     If the participant disposes of the shares in a disqualifying disposition, the Company should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Required Vote

     The affirmative vote of a majority of the shares represented and voting at the annual meeting of shareholders at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is required for approval of this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE AMENDMENT OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN
TO INCREASE BY 500,000 THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK
ISSUABLE UNDER THE PLAN.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to beneficial ownership of shares of the Company’s Common Stock as of March 14, 2003 by:

•	all those known by the Company to be beneficial owners of more than 5% of its Common Stock;

•	the Chief Executive Officer of the Company and the other most highly-compensated executive officers of the Company as of December 31, 2002 whose total salary and bonus for the fiscal year ended December 31, 2002 exceeded $100,000 for services in all capacities to the Company (collectively, the Named Executive Officers);

•	each director of the Company; and

•	all directors and executive officers of the Company as a group.

     The following table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the SEC and information supplied by Mellon Investor Services LLC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 37,487,394 shares outstanding on March 14, 2003. Unless otherwise indicated below, the address for the persons and entities listed below is the Company’s address at 901 Mariner’s Island Boulevard, San Mateo, California 94404.

	SHARES BENEFICIALLY OWNED(1)

NAME	NUMBER	PERCENT

Sigma-Tau and Affiliates c/o Sigma-Tau Finance S.A. 13, Boulevard du Prince Henri L-1724, Luxembourg	3,708,571	9.9%
Randal J. Kirk(2) c/o Third Security L.L.C The Governor Tyler Radford, Virginia 24141	3,053,200	8.1%
Donald R. Sellers(3)	1,443,570	3.9%
Alfred R. Rudolph, M.D.(4)	660,429	1.8%
Richard A. Waldron(5)	169,446	*
Jere E. Goyan, Ph.D.(6)	90,833	*
John D. Baxter, M.D.(7)	522,823	1.4%
Edwin C. Cadman, M.D.(8)	99,333	*
Rolf H. Henel(9)	103,333	*
Jon S. Saxe(10)	45,000	*
Dean S. Woodman(11)	65,000	*
All directors and executive officers as a group (9 persons)(12)	3,199,769	8.5%

*	Less than 1%.

(1)	Except pursuant to applicable community property laws, the Company believes the persons named in the table have sole voting and investment power with respect to all shares.

(2)	Includes 2,730,700 shares beneficially owned by Mr. Kirk. The shares that are beneficially owned by Mr. Kirk are held by entities that are controlled by Mr. Kirk.

(3)	Includes 1,358,953 shares issuable pursuant to options exercisable within 60 days of March 14, 2003.

(4)	Includes 374,062 shares issuable pursuant to options exercisable within 60 days of March 14, 2003.

(5)	Includes 160,833 shares issuable pursuant to options exercisable within 60 days of March 14, 2003.

(6)	Includes 90,833 shares issuable pursuant to options exercisable within 60 days of March 14, 2003.

(7)	Includes 424,492 shares held by John D. Baxter and Ethelene D. Baxter as Trustees, FBO The Baxter Family Revocable Trust UDT 11/8/95 and 98,333 shares issuable pursuant to options exercisable within 60 days of March 14, 2003.

(8)	Includes 98,333 shares issuable pursuant to options exercisable within 60 days of March 14, 2003. Does not include 12,000 shares transferred to Mary E. Cadman on February 5, 2001 pursuant to a qualified domestic relations order, as defined in the Internal Revenue Code, of the Family Court of the First Circuit, State of Hawaii.

(9)	Includes 93,333 shares issuable pursuant to options exercisable within 60 days of March 14, 2003.

(10)	Consists of shares issuable pursuant to options exercisable within 60 days of March 14, 2003.

(11)	Includes 45,000 shares issuable pursuant to options exercisable within 60 days of March 14, 2003.

(12)	Includes 2,364,680 shares issuable pursuant to options exercisable within 60 days of March 14, 2003.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

     The following table sets forth certain information concerning compensation of the Named Executive Officers for each of the past three fiscal years, where applicable.

						Long Term
	Annual Compensation					Compensation Awards

						Securities
				Other Annual		Underlying	All Other
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Compensation ($)		Options (#)	Compensation ($)

Donald R. Sellers President, Chief Executive Officer, and Director, SciClone Pharmaceuticals, Inc.; Managing Director, SciClone Pharmaceuticals International Ltd	2002	432,000	176,000	54,204	(3)	100,000	9,866	(4)
	2001	432,000	144,000	54,204	(3)	100,000	8,406	(4)
	2000	400,000	170,000	54,204	(3)	110,000	209,006	(4)
Alfred R. Rudolph, M.D.	2002	225,600	81,000	36,000	(5)	65,000	8,183	(6)
Chief Operating Officer	2001	216,000	72,000	36,000	(5)	70,000	6,958	(6)
	2000	204,000	80,000	36,000	(5)	75,000	5,871	(6)
Richard A. Waldron	2002	225,600	76,000	0		65,000	6,194	(7)
Chief Financial Officer	2001	170,308	56,000	0		275,000	5,554	(7)

(1)	Includes amounts deferred under the Company’s 401(k) plan.

(2)	Reflects bonuses earned for performance in the year indicated, although bonuses are generally paid in the year following performance.

(3)	Consists of $44,004 in cost-of-living assistance payments and $10,200 in car allowance payments in 2002, 2001 and 2000.

(4)	Consists of matching contributions under the Company’s 401(k) plan ($6,000 in 2002, $5,250 in 2001, and $5,250 in 2000), life insurance premiums ($3,866 in 2002, $3,156 in 2001, and $3,156 in 2000), and Incentive Stock Options (ISO) disqualifying disposition in the amount of $200,600 in 2000.

(5)	Consists of cost-of-living assistance payments.

(6)	Consists of matching contributions under the Company’s 401(k) plan ($6,000 in 2002, $5,250 in 2001, and $5,250 in 2000), life insurance premiums ($2,183 in 2002, $621 in 2001, and $621 in 2000), and $1,087 Chairman’s award in 2001.

(7)	Consists of matching contributions under the Company’s 401(k) plan ($5,500 in 2002 and $5,250 in 2001) and life insurance premiums ($694 in 2002 and $304 in 2001).

Option Grants in Fiscal 2002

     The following table provides the specified information concerning grants of options to purchase the Company’s Common Stock made during the fiscal year ended December 31, 2002 to the Named Executive Officers:

	Individual Grants

	Number of		Exercise		Potential Realizable Value at
	Securities	Percent of Total	or Base		Assumed Annual Rates of
	Underlying	Options Granted to	Price Per		Stock Price Appreciation
	Options	Employees in	Share	Expiration	for Option Term(4)

Name	Granted(#)(1)	Fiscal Year(2)	($/Sh)(3)	Date	5%($)	10%($)

Donald R. Sellers	100,000	12.57	4.25	04/08/12	$267,280	$677,341
Alfred R. Rudolph, M.D	65,000	8.17	4.25	04/08/12	$173,732	$440,271
Richard A Waldron	65,000	8.17	4.25	04/08/12	$173,732	$440,271

(1)	The options vest with respect to 25% of the shares one year from the date of grant; thereafter, the remaining shares vest ratably on a monthly basis over three years. The options become fully exercisable without regard to vesting in the event the Company is not the surviving corporation in any merger or consolidation. The options have a ten-year term, but are subject to earlier termination in connection with termination of employment. Under the Company’s 1991 Stock Plan, 1992 Stock Plan and 1995 Equity Incentive Plan, the Board retains the discretion to modify the terms, including the price(s) of outstanding options. For additional information regarding options, see Compensation Committee Report on Executive Compensation.

(2)	Based on a total of 795,500 options granted to all employees during fiscal 2002.

(3)	All options were granted at an exercise price equal to the fair market value of the Company’s stock on April 8, 2002.

(4)	The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionee’s continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

Aggregated Option Exercises and Fiscal Year-End Option Values

     The following table sets forth certain information with respect to stock options held by the Named Executive Officers as of December 31, 2002, and the value of in-the-money stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 2002. There were no options exercised by the Named Executive Officers in 2002.

	SHARES	VALUE	NUMBER OF SECURITIES		VALUE OF UNEXERCISED
	ACQUIRED ON	REALIZED	UNDERLYING UNEXERCISED		IN-THE-MONEY OPTIONS
	EXERCISE(#)	($)	OPTIONS AT FISCAL YEAR END		AT FISCAL YEAR END(1)

			EXERCISABLE	UNEXERCISABLE	EXERCISABLE		UNEXERCISABLE

Donald R. Sellers	0	$0	1,314,371	202,083	$939,990		N/A	(2)
Alfred R. Rudolph, M.D	0	$0	344,375	135,625	$193,400		N/A	(2)
Richard A. Waldron	0	$0	120,313	219,687	N/A	(3)	N/A	(3)

(1)	Based on the $3.18 per share closing price of the Company’s Common Stock as quoted on the Nasdaq National Market on December 31, 2002, less the aggregate exercise price.

(2)	Mr. Sellers and Dr. Rudolph did not have any unexercisable in-the-money options as of December 31, 2002.

(3)	Mr. Waldron did not have any exercisable or unexercisable in-the-money options as of December 31, 2002.

     No compensation was paid pursuant to a long-term incentive plan, as defined in Item 402(a)(7)(iii) of Regulation S-K, during fiscal 2002 to any Named Executive Officer. The Company does not have any defined benefit or actuarial plan under which benefits are determined primarily by final compensation or average final compensation and years of service with any of the Named Executive Officers.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     The Company entered into an employment agreement with Mr. Sellers in February 1996 for a term of one year, subject to renewal by the Company and Mr. Sellers. Under the agreement, Mr. Sellers initially received an annual base salary of $400,000 and was eligible for an annual cash incentive of up to 50% of base salary. In 2001, Mr. Sellers’ base salary was increased to $432,000. Under the agreement, if Mr. Sellers’ employment relationship with the Company is terminated by the Company without cause or as a result of a material diminution of Mr. Sellers’ duties and responsibilities by the Company or as a result of Mr. Sellers’ death or disability, the Company is required to (1) pay Mr. Sellers a severance payment equal to his then current annual salary and car allowance for twelve months and any cash incentive that Mr. Sellers could have earned had he continued employment with the Company through the end of the calendar year, (2) continue Mr. Sellers’ health-related benefits for twelve months, (3) accelerate the vesting of all of Mr. Sellers’ outstanding stock options so they become fully vested, and (4) extend the exercise period for such options for one year, but within the original term of the option. The agreement has been renewed annually for one-year terms. The agreement was most recently renewed in November 2002 for a one-year term and expires in November 2003.

     The Company entered into an offer letter regarding Dr. Rudolph’s employment in April 1997. The offer letter provided for Dr. Rudolph to receive an initial monthly base salary of $15,000 and to be eligible for an annual cash incentive and other benefits that are generally provided to the Company’s executives. The annual cash incentive is targeted at 40%, and can range from 0% to 150% of Dr. Rudolph’s annual base salary depending upon performance in relation to predetermined management objectives. Dr. Rudolph’s offer letter provides for a minimum amount of salary, the actual amount of which is determined pursuant to the Company’s compensation process. In the event the Company terminates Dr. Rudolph’s employment without cause, the Company is required to pay Dr. Rudolph a severance payment in accordance with the Company’s normal payroll policies equal to one month, up to a maximum of six months, of his then current annual salary for every two months he is employed by the Company. The Company also agreed to defray $30,000 per year of Dr. Rudolph’s housing expenses from 1997 to 1999, provided Dr. Rudolph is employed by the Company during such three-year period. The defrayal of housing expenses was increased to $36,000 in 2000 and was extended to December 2003.

     The Company entered into an offer letter regarding Mr. Waldron’s employment in March 2001. The offer letter provided for Mr. Waldron to receive a monthly base salary of $18,000 and to be eligible for an annual cash incentive and other benefits that are generally provided to the Company’s executives. The annual cash incentive is targeted at 30% of Mr. Waldron’s annual base salary, and can range from 0% to 150%, of Mr. Waldron’s targeted cash incentive amount depending upon performance in relation to predetermined management objectives. Mr. Waldron’s offer letter provides for a minimum amount of salary, the actual amount of which is determined pursuant to the Company’s compensation process. In the event the Company terminates Mr. Waldron’s employment without cause, the Company is required to pay Mr. Waldron a severance payment in accordance with the Company’s normal payroll policies equal to one month, up to a maximum of six months, of his then current annual salary for every two months he is employed by the Company.

     In November 1999, the Company entered into a Change in Control Agreement with each of Mr. Sellers, the Company’s President and Chief Executive Officer, and Dr. Rudolph, the Company’s Chief Operating Officer. In April 2001, the Company entered into a Change in Control Agreement with Mr. Waldron, the Company’s Chief Financial Officer. These agreements provide that if the executive officer is involuntarily terminated within one year following a change of control (as defined in such agreement) of the Company, such executive officer will be entitled to severance pay equal to one hundred percent (100%) of his annual base salary as in effect at the date of such termination, and the immediate vesting of all unvested options. If the executive officer voluntarily resigns or is terminated for cause, the executive officer will not be entitled to any severance payment or acceleration of vesting of his unvested options.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The Compensation Committee is composed of Drs. Cadman and Goyan. No interlocking relationships exist between any member of the Company’s Compensation Committee and any member of any other company’s board of directors or compensation committee. The Compensation Committee makes recommendations regarding the Company’s employee stock plans and makes decisions concerning salaries and bonus compensation for executive officers of the Company.

Certain Relationships and Related Transactions

     Since January 2002, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000, and in which any director, executive officer or holder of more than 5% of any class of voting securities of the Company and members of such person’s immediate family had or will have a direct or indirect material interest other than the transactions described in EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on the Company’s review of the forms furnished to it and written representations from certain reporting persons, the Company believes that all filing requirements applicable to its executive officers, directors and persons who beneficially own more than 10% of the Company’s common stock were complied with during the fiscal year 2002, except that Dean S. Woodman filed one late report with respect to one transaction.

EQUITY COMPENSATION PLAN INFORMATION

     We currently maintain five compensation plans that provide for the issuance of the Company’s common stock to officers and other employees, directors and consultants. These consist of the 1991 Stock Plan, the 1992 Stock Plan, the 1995 Equity Incentive Plan, the Nonemployee Director Stock Option Plan and the 1996 Employee Stock Purchase Plan, which plans have all been approved by the Company’s shareholders. The Company does not currently maintain any compensation plans that have not been approved by the Company’s shareholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of December 31, 2002:

			Number of shares
	Number of shares to		remaining available
	be issued upon	Weighted-average	for future issuance
	exercise of	exercise price of	under equity
	outstanding	outstanding	compensation plans
	options, warrants	options, warrants	(excluding shares
	and rights	and rights	reflected in column (a))

Plan Category	(a)	(b)	(c)
Equity compensation plans approved by shareholders:
1991 Stock Plan	1,484,662	$5.1831	0
1992 Stock Plan	102,667	$4.9801	0
1995 Equity Incentive Plan	3,052,653	$4.3635	1,768,806
1995 Nonemployee Director Stock Option Plan	457,500	$6.0269	285,000
1996 Employee Stock Purchase Plan			137,804 (1)

Total	5,097,482	$5.1384	2,191,610

(1)	1996 Employee Stock Purchase Plan is a voluntary plan open to all employees. This plan allows employees to elect payroll deductions which are used to purchase SciClone’s common stock directly from the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board is composed of Drs. Cadman and Goyan, both of whom are non-employee directors. The Compensation Committee is responsible for establishing and administering the Company’s policies regarding compensation and stock ownership programs. The Committee annually evaluates the performance and determines compensation and long-term equity incentives of the Chief Executive Officer (CEO), and reviews and approves the CEO’s compensation recommendations for other officers of the Company.

Compensation Policy

     The overall objectives of the Company’s compensation policy are as follows: to (i) attract and retain executives of outstanding ability and potential; (ii) motivate these individuals to achieve corporate goals to enhance long-term shareholder value; (iii) link executive compensation and shareholder interests; and (iv) provide a compensation package that recognizes individual contributions as well as overall corporate results and is competitive with specialty pharmaceutical and biotechnology companies with which the Company competes for talent.

     In the specialty pharmaceutical and biotechnology industries, traditional measures of corporate performance, such as earnings per share and sales growth, may not apply in reviewing the performance of executive officers. At the Company’s current stage of development, in evaluating and determining the compensation of the Company’s CEO and other executive officers, the Compensation Committee looks to other performance criteria, such as progress of the Company’s clinical and regulatory programs and commercialization and development activities, as well as the Company’s success in securing capital resources that are necessary for the Company to complete clinical, regulatory and commercialization programs and achieve product revenues. As a result, in many instances these qualitative factors involve a subjective assessment of corporate performance by the Compensation Committee. The Compensation Committee does not base its considerations on any single performance factor nor does it specifically assign relative weights to factors, but rather it considers a mix of factors and evaluates the CEO’s and each individual executive officer’s performance against that mix.

     Compensation for individual executive officers is targeted to be comparable to compensation packages paid to executives of other pharmaceutical, specialty pharmaceutical and biotechnology companies of comparable or larger size with which the Company competes for talent. The Compensation Committee reviews from time to time independent survey data regarding compensation and benefits in the biopharmaceutical industry as well as compensation and benefits in a comparative group of publicly-held pharmaceutical, specialty pharmaceutical and biotechnology companies that represent a number of the Company’s most direct competitors for executive talent. The companies selected for comparison are specialty pharmaceutical and biotechnology firms with market capitalizations comparable to or larger than the Company’s, several of which companies are included in the Nasdaq Pharmaceutical/Biotechnology Index used in the Stock Performance Graph contained herein, as well as multi-national pharmaceutical companies that are often the source of appropriate management talent. The Compensation Committee believes that inclusion of companies with larger market capitalizations is necessary because the talent pool from which the Company recruits is composed largely of executives employed by such companies.

     The key elements of the Company’s executive compensation program consist of base salary, annual cash incentives and long-term equity incentives.

Base Salary

     Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the base salaries paid by companies generally in the comparative group described above. The Compensation Committee initially sets base salaries in the mid to upper range of base salaries at other companies in such comparative group. In certain cases, minimum base salaries are established by employment agreements between the Company and its executive officers. Using this general guideline, the Compensation Committee then considers other factors such as the individual’s contribution to achievement of corporate goals, the attainment of specific individual objectives and the assumption of new responsibilities. From year to year, the relative weight of the individual factors may differ from officer to officer, and can be expected to change over time in response to the Company’s development and the evolution of the biopharmaceutical industry.

Annual Cash Incentives

     The Company’s annual cash incentives account for a significant percentage of each executive officer’s potential compensation. The Compensation Committee establishes annual cash incentive targets for executive officers based upon cash incentive programs of biopharmaceutical companies generally and companies in the comparative group described above. The Compensation Committee generally sets such targets in the mid range of cash incentives paid by other companies in such comparative group. The actual cash incentive award earned depends upon the attainment of corporate performance goals established for the year by the Compensation Committee as well as the attainment of individual performance objectives. Cash incentive awards are typically paid in the year following the year for which performance is evaluated. Corporate performance goals for 2002 included the following: (i) sufficient progress in the enrollment of the U.S. phase 3 hepatitis C clinical trials; (ii) secure financing to ensure funding for these clinical trials; and (iii) increase ZADAXIN sales revenue and improve cash flow from international sales. At year-end, the

Compensation Committee reviewed the original plans and goals. The Compensation Committee determined that, due to the significant efforts and accomplishments of the Company’s executive officers, the original goals had been achieved. Based on their performance in 2002, each of the executive officers received their targeted annual cash incentive which represented between 34% and 41% of each executive officer’s base salary.

Long-Term Equity Incentives

     The Company’s long-term equity incentives for executive officers currently consist of the Company’s 1991 and 1992 Stock Plans and the Company’s 1995 Equity Incentive Plan (collectively, the Plans), pursuant to which the Company grants options and other rights to purchase shares of its Common Stock. The Company can no longer grant options under the 1991 and 1992 Stock Plans, but the options outstanding under these plans are still exercisable. The objective of each of the Plans is to advance the long-term interests of the Company and its shareholders and to complement incentives tied to annual performance. Stock options granted under the Plans generally vest over a four-year period, providing incentive to create value for the Company’s shareholders over the long term since the full benefit of the compensation package cannot be realized unless the employee remains with the Company and stock price appreciation occurs over a number of years. The Compensation Committee has typically granted options to employees upon commencement of employment and has occasionally granted additional options following a significant change in job responsibility, scope or title or a particularly noteworthy corporate or individual achievement. During 2002, certain executive officers and employees were granted stock options based on their individual contribution to achievement of corporate performance goals.

CEO Compensation

     In 2002, Mr. Sellers received a base salary of $432,000. In determining Mr. Sellers’ base salary, the Compensation Committee considered Mr. Sellers’ current compensation, his expected role with the Company and data with respect to compensation levels at other specialty pharmaceutical and biotechnology companies. With respect to Mr. Sellers’ cash incentive, the Committee noted that the 2002 goals were achieved. Therefore, the Compensation Committee awarded Mr. Sellers a cash incentive for his performance in 2002, paid in 2003, resulting in a bonus equal to 41% of his base salary. The stock option grants to Mr. Sellers in 2002, as in past years, were made with a view to the stock he already held and his achievement of certain objectives.

Special Deduction Limit

     The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which disallows a deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for the CEO and four other most highly compensated executive officers, unless such compensation meets the requirements for the performance-based exception to the general rule. Income from options granted under the 1995 Equity Incentive Plan should qualify as an exception. The Compensation Committee does not believe that other components of the Company’s compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying this compensation for deductibility was necessary at this time. In the future, the Compensation Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Compensation Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

Respectfully submitted by the Compensation Committee,

Edwin C. Cadman and Jere E. Goyan

REPORT OF THE AUDIT COMMITTEE

     The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2002. The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent auditors, all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has met with Ernst & Young LLP, with and without management present, to discuss the overall scope of Ernst & Young LLP’s audit, the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of its financial reporting.

     The Audit Committee has also received from Ernst & Young LLP a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In evaluating the auditors’ independence, the Audit Committee noted that Ernst & Young LLP did not provide any consulting services to the Company not directly related to the audit services provided by Ernst & Young LLP for the fiscal year ended December 31, 2002. In addition, the Audit Committee discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.

     The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors in 2003. A copy of this charter is attached to this Proxy Statement as Appendix D. The Audit Committee reviews and reassesses at least annually the adequacy of the Charter. Each of the members of the Audit Committee qualifies as an “independent director” as defined in the listing standards for the Nasdaq Stock Market.

     Based on the review and discussions referred to above, the committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Respectfully submitted by the Audit Committee,

Rolf H. Henel, Jon S. Saxe, Dean S. Woodman

STOCK PERFORMANCE GRAPH

     The following line graph compares the annual percentage change in (i) the cumulative total shareholder return on the Company’s Common Stock since December 31, 1997, with (ii) the cumulative total return on (a) The Nasdaq Stock Market (U.S. and Foreign Companies) and (b) the Nasdaq Pharmaceutical/ Biotechnology Index. The comparison assumes (i) an investment of $100 on December 31, 1997 in each of the foregoing indices and (ii) reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

	12/1997	12/1998	12/1999	12/2000	12/2001	12/2002

■ SciClone Pharmaceuticals, Inc.	100.0	30.9	178.2	116.4	87.3	92.5
* Nasdaq Stock Market (U.S. & Foreign)	100.0	138.5	258.2	156.1	123.1	84.8
. . . . .▲ Nasdaq Pharmaceuticals Stocks SIC 2830-2839 U.S. & Foreign	100.0	126.9	239.3	298.5	254.4	164.4

YEAR 2004 SHAREHOLDER PROPOSALS

     The Company welcomes comments or suggestions from its shareholders. Under the Company’s by-laws, in order for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder proposal to be presented at an annual meeting shall be received at the Company’s principal executive offices not less than 120 calendar days in advance of the date that the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received not later than the close of business on the tenth day following the day on which the date of the annual meeting is publicly announced.

     Proposals of shareholders intended to be presented at the Company’s 2004 Annual Meeting of Shareholders must be received by Richard A. Waldron, SciClone Pharmaceuticals, Inc., 901 Mariner’s Island Boulevard, San Mateo, California 94404, no later than January 14, 2004, and must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company’s proxy statement for the meeting.

OTHER MATTERS

     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

     It is important that the proxies be voted promptly and that your shares be represented. Please vote your shares at your earliest convenience by phone, via the internet or by completing, signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope.

By order of the Board of Directors

/s/ RICHARD A. WALDRON

RICHARD A. WALDRON

Chief Financial Officer and Secretary

San Mateo, California
May 13, 2003

APPENDIX A

AGREEMENT AND PLAN OF MERGER AND REINCORPORATION

     THIS AGREEMENT AND PLAN OF MERGER AND REINCORPORATION (the “Agreement”) is entered into as of this                      th day of                    , 2003 by and between SciClone Pharmaceuticals, Inc., a California corporation (“SciClone California”), and SciClone Pharmaceuticals, Inc. (Delaware), a Delaware corporation (“SciClone Delaware”).

WITNESSETH:

     WHEREAS, SciClone Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

     WHEREAS, SciClone California is a corporation duly organized and existing under the laws of the State of California;

     WHEREAS, on the date of this Agreement, SciClone Delaware has authority to issue 1,000 shares of Common Stock, par value $.001 per share (the “SciClone Delaware Common Stock”), of which 100 shares are issued and outstanding and owned by SciClone California;

     WHEREAS, SciClone California as of the date hereof has authority to issue (i) 75,000,000 shares of Common Stock, without par value (the “SciClone California Common Stock”), of which 37,551,894 shares were issued and outstanding as of April 28, 2002, and (ii) 10,000,000 shares of Preferred Stock, without par value, of which no shares are issued and outstanding;

     WHEREAS, the respective Boards of Directors for SciClone Delaware and SciClone California have determined that, for the purpose of effecting the reincorporation of SciClone California in the State of Delaware, it is advisable, to the advantage of and in the best interest of SciClone California and its shareholders and SciClone Delaware and its stockholders that SciClone California merge with and into SciClone Delaware upon the terms and conditions herein provided; and

     WHEREAS, the respective Boards of Directors of SciClone Delaware and SciClone California and the sole stockholder of SciClone Delaware have unanimously adopted and approved this Agreement, and the Board of Directors of SciClone California has directed that this Agreement be submitted to the shareholders of SciClone California for their consideration;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, SciClone California and SciClone Delaware hereby agree as follows:

1. Merger. Subject to the approval of the shareholders of SciClone California in accordance with the California General Corporation Law (the “CGCL”) and the Delaware General Corporation Law (“DGCL”), at such time as the parties hereto shall thereafter mutually agree, SciClone California shall be merged with and into SciClone Delaware (the “Merger”), and SciClone Delaware shall be the surviving corporation (the “Surviving Corporation”) in the Merger. The Merger shall be effective upon (a) the filing of this Agreement together with the requisite officers’ certificate with the Secretary of State of the State of California in accordance with the provisions of the CGCL and (b) the filing of a duly certified counterpart of this Agreement (or a duly executed certificate of merger) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”), the date and time of the later of such filings being hereinafter referred to as the “Effective Time.”

2. Governing Documents. The Certificate of Incorporation of SciClone Delaware shall be amended and restated as in the form attached hereto as Appendix A-1, and shall be the Certificate of Incorporation of the Surviving Corporation; and the Bylaws of SciClone Delaware shall be amended and restated as in the form attached hereto as Appendix A-2 and shall be the Bylaws of the Surviving Corporation, provided, however, that:

i. in the event that Proposal No. 4(A) is approved by the requisite vote of the shareholders of SciClone California at the Annual Meeting, Article TENTH of the Certificate of Incorporation attached as Appendix A-1 shall be deleted;

ii. in the event that Proposal No. 4(B) is approved by the requisite vote of the shareholders of SciClone California at the Annual Meeting, Article FIFTH, Section C of the Delaware Certificate of Incorporation attached as Appendix A-1 and Article 1, Section 1.12 of the Delaware Bylaws attached as Appendix A-2 shall read in their entirety as set forth on Exhibit 1 hereto;

iii. in the event that Proposal No. 4(C) is approved by the requisite vote of the shareholders of SciClone California at the Annual Meeting, Article FIFTH, Section D of the Delaware Certificate of Incorporation as attached as Appendix A-1, and Article 1, Section 1.3 of the Delaware By-Laws attached as Appendix A-2 shall read in their entirety as set forth on Exhibit 2 hereto.

3. Directors and Officers. The directors and officers of SciClone California shall be the directors and officers of the Surviving Corporation from and after the Effective Time until their respective successors are duly elected or appointed.

4. Succession. At the Effective Time, SciClone Delaware shall succeed to SciClone California in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware.

5. Further Assurances. From time to time, as and when required by SciClone Delaware or by its successors and assigns, there shall be executed and delivered on behalf of SciClone California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in SciClone Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of SciClone California, and otherwise to carry out the purposes of this Agreement, and the officers and directors of SciClone Delaware are fully authorized in the name and on behalf of SciClone California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

6. Common Stock of SciClone California. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of SciClone California Common Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of SciClone Delaware Common Stock.

7. A number of shares of the Surviving Corporation’s Common Stock and Preferred Stock shall be reserved for issuance upon the exercise of stock purchase rights and convertible securities equal to the number of shares of SciClone California Common Stock and Preferred Stock so reserved immediately prior to the Effective Date of the Merger.

8. Options. At the Effective Time, each outstanding option or other right to purchase shares of SciClone California stock shall be converted into and become an option or right to purchase the same number of shares of SciClone Delaware stock at a price per share equal to the exercise price of the option or right to purchase SciClone California stock and upon the same terms and subject to the same conditions as set forth in the agreements entered into by SciClone California pertaining to such options or rights. A number of shares of SciClone Delaware stock shall be reserved for purposes of such options and rights equal to the number of shares of SciClone California stock so reserved immediately prior to the Effective Time. As of the Effective Date, SciClone Delaware shall assume all obligations of SciClone California under the plans and agreements pertaining to such options and rights and the outstanding options or other rights, or portions thereof, granted pursuant thereto.

9. Stock Certificates. From and after the Effective Time, all of the outstanding certificates which prior to that time represented shares of SciClone California stock shall be deemed for all purposes to evidence ownership of and to represent the shares of SciClone Delaware stock into which the shares of SciClone California stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of SciClone Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to SciClone Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of SciClone Delaware stock evidenced by such outstanding certificate as above provided.

10. Other Employee Benefit Plans. As of the Effective Time, SciClone Delaware hereby assumes all obligations of SciClone California under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

11. Outstanding Common Stock of SciClone Delaware. At the Effective Time, the one hundred (100) shares of SciClone Delaware Common Stock presently issued and outstanding in the name of SciClone California shall be canceled and retired and resume the status of authorized and unissued shares of SciClone Delaware Common Stock, and no shares of SciClone Delaware Common Stock or other securities of SciClone Delaware shall be issued in respect thereof.

12. Covenants of SciClone Delaware. SciClone Delaware covenants and agrees that, effective not later than the Effective Time, it will:

a. Qualify to do business as a foreign corporation in the State of California, and in all other states in which SciClone California is so qualified and in which the failure so to qualify would have a material adverse effect on the business or financial condition of SciClone Delaware and its subsidiaries, taken together as a whole, and, in connection therewith, shall irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code and under applicable provisions of state law in other states in which qualification is required hereunder.

13. Book Entries. As of the Effective Time, entries shall be made upon the books of SciClone Delaware in accordance with the following:

a. The assets and liabilities of SciClone California shall be recorded at the amounts at which they were carried on the books of SciClone California immediately prior to the Effective Time, with appropriate adjustments to reflect the retirement of the one hundred (100) shares of SciClone Delaware Common Stock presently issued and outstanding.

b. There shall be credited to the capital stock of SciClone Delaware the aggregate amount of the par value of all shares of SciClone Delaware stock resulting from the conversion of the outstanding California Common Stock pursuant to the Merger.

c. There shall be credited to the capital surplus account of SciClone Delaware the aggregate of the amounts shown in the capital stock and capital surplus accounts of SciClone California immediately prior to the Effective Time, less the amount credited to the common stock account of SciClone Delaware pursuant to Paragraph (b) above.

d. There shall be credited to the retained earnings account of SciClone Delaware an amount equal to that carried in the retained earning account of SciClone California immediately prior to the Effective Time.

14. Amendment. At any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by the shareholders of SciClone California, this Agreement may be amended in any manner as may be determined in the judgment of the respective Boards of Directors of SciClone Delaware and SciClone California to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Agreement; provided, that any amendment made subsequent to the approval or adoption of this Agreement by the stockholders of SciClone Delaware or the shareholders of SciClone California shall be subject to all applicable limitations of the applicable provisions of the DGCL and the CGCL.

15. Abandonment. At any time before the Effective Time, this Agreement may be terminated and the merger contemplated by this Agreement may be abandoned by the Board of Directors of either SciClone California or SciClone Delaware or both, notwithstanding any approval of this Agreement by the sole stockholder of SciClone Delaware and the shareholders of SciClone California.

16. Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, this Agreement, having first been duly approved by resolutions of the respective Boards of Directors of SciClone California and SciClone Delaware, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.

SCICLONE PHARMACEUTICALS, INC.,
a California corporation

By:

Donald R. Sellers
President
ATTEST:

, Secretary

SCICLONE PHARMACEUTICALS, INC.,
a Delaware corporation

By:

Donald R. Sellers
President
ATTEST:

, Secretary

EXHIBIT 1

ELIMINATION OF ACTION BY WRITTEN CONSENT
(PROPOSAL NO. 4(B))

     In the event Proposal Nos. 3 and 4(B) are approved by the requisite vote of the shareholders, Article Fifth, Section C of the Delaware Certificate shall read in its entirety as follows:

“C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.”; and

Article 1, Section 1.12. of the Delaware By-Laws shall read in its entirety as follows:

“1.12. Stockholder Action Without Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.”

EXHIBIT 2

LIMITATION ON THE ABILITY TO CALL SPECIAL MEETINGS
(PROPOSAL NO. 4(C))

Exhibit 2(A):

     In the event Proposal Nos. 3 and 4(C) are approved by the requisite vote of the shareholders, Article Fifth, Section D of the Delaware Certificate will read its entirety as follows:

“D. Special meetings of stockholders of the Corporation may be called only by the Board of Directors, the Chairman of the Board of Directors or the President, or the holders of record of not less than 25% of all shares entitled to cast votes at the meeting.”; and

Exhibit 2(B):

Article 1, Section 1.3, of the Delaware By-Laws shall read in its entirety as follows:

“Section 1.3 Special Meetings. Special meetings of stockholders may be called at any time by the Board of Directors, the Chairman of the Board or the President or the holders of record of not less than 25% of all shares entitled to cast votes at the meeting, for any purpose or purposes prescribed in the notice of the meeting and shall be held at such place, on such date and at such time as the Board may fix. Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes stated in the notice of meeting, subject to the last two sentences of the first paragraph of Section 1.10.

Upon request in writing sent by registered mail to the President or Chief Executive Officer by any stockholder or stockholders entitled to request a special meeting of stockholders pursuant to this Section 1.3, and containing the information required pursuant to Sections 1.10 and 2.15, as applicable, the Board of Directors shall determine a place and time for such meeting, which time shall be not less than 120 nor more than 130 days after the receipt of such request, and a record date for the determination of stockholders entitled to vote at such meeting shall be fixed by the Board of Directors, in advance, which shall not be more that 60 days nor less than 10 days before the date of such meeting. Following such receipt of a request and determination by the Secretary of the validity thereof, it shall be the duty of the Secretary to present the request to the Board of Directors, and upon Board action as provided in this Section 1.3, to cause notice to be given to the stockholders entitled to vote at such meeting, in the manner set forth in Section 1.4, hereof, that a meeting will be held at the place and time so determined, for the purposes set forth in the stockholder’s request, as well as any purpose or purposes determined by the Board of Directors in accordance with this Section 1.3.”

APPENDIX A-1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF SCICLONE PHARMACEUTICALS, INC.

FIRST:

     The name of this corporation is SciClone Pharmaceuticals, Inc. (hereinafter the “Corporation”).

SECOND:

     The address of the registered office of the Corporation in the State of Delaware is Incorporating Services, Ltd., 15 East North Street, in the City of Dover, County of Kent. The name of the registered agent at that address is Incorporating Services, Ltd.

THIRD:

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH:

     A.     The Corporation is authorized to issue two classes of stock to be designated respectively “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is eight-five million (85,000,000) shares. Seventy-five million (75,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one tenth of one cent ($.001).

     B.     Any Preferred Stock not previously designated as to series may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board), and such resolution or resolutions shall also set forth the voting powers, full or limited or none, of each such series of Preferred Stock and shall fix the designations, preferences and relative, participating, optional or other special rights of each such series of Preferred Stock and the qualifications, limitations or restrictions of such powers, designations, preferences or rights. The Board of Directors is authorized to alter the powers, designation, preferences, rights, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

FIFTH:

     The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

B. The directors of the Corporation need not be elected by written ballot unless the By-Laws so provide.

C. Any action required or permitted to be taken by the stockholders of the Corporation at a duly called annual or special meeting of stockholders of the Corporation may be taken by a consent in writing if signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize such action at an annual or special meeting.

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D. Special meetings of stockholders of the Corporation may be called only by either the Board of Directors, the Chairman of the Board of Directors or the President, or the holders of record of not less than 10% of all shares entitled to cast votes at the meeting, for any purpose or purposes prescribed in the notice of the meeting and shall be held at such place, on such date and at such time as the Board may fix.

SIXTH:

     A.     The number of directors that shall constitute the whole Board of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     B.     Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (including removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

SEVENTH:

     The Board of Directors is expressly empowered to adopt, amend or repeal By-Laws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the By-Laws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

EIGHTH:

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH:

     The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation.

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TENTH:

     Every stockholder entitled to vote at any election of directors of this Corporation may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his votes on the same principle among as many candidates as he thinks fit. The candidates receiving the highest number of votes up to the number of directors to be elected are elected.

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APPENDIX A-2

BYLAWS OF
SCICLONE PHARMACEUTICALS, INC.

ARTICLE I

STOCKHOLDERS

     SECTION 1.1 Place of Meetings. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or the President and Chief Executive Officer or, if not so designated, at the registered office of the corporation.

     SECTION 1.2 Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board of Directors at the time and place to be fixed by the Board of Directors and stated in the notice of the meeting.

     SECTION 1.3 Special Meetings. Special meetings of stockholders may be called at any time by the Board of Directors, the Chairman of the Board or the President or the holders of record of not less than 10% of all shares entitled to cast votes at the meeting, for any purpose or purposes prescribed in the notice of the meeting and shall be held at such place, on such date and at such time as the Board may fix. Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes stated in the notice of meeting, subject to the last two sentences of the first paragraph of Section 1.10.

     Upon request in writing sent by registered mail to the President or Chief Executive Officer by any stockholder or stockholders entitled to request a special meeting of stockholders pursuant to this Section 1.3, and containing the information required pursuant to Sections 1.10 and 2.15, as applicable, the Board of Directors shall determine a place and time for such meeting, which time shall be not less than 120 nor more than 130 days after the receipt of such request, and a record date for the determination of stockholders entitled to vote at such meeting shall be fixed by the Board of Directors, in advance, which shall not be more that 60 days nor less than 10 days before the date of such meeting. Following such receipt of a request and determination by the Secretary of the validity thereof, it shall be the duty of the Secretary to present the request to the Board of Directors, and upon Board action as provided in this Section 1.3, to cause notice to be given to the stockholders entitled to vote at such meeting, in the manner set forth in Section 1.4, hereof, that a meeting will be held at the place and time so determined, for the purposes set forth in the stockholder’s request, as well as any purpose or purposes determined by the Board of Directors in accordance with this Section 1.3.

     SECTION 1.4 Notice of Meetings. Written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or as required by law (meaning here and hereafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation). The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

     SECTION 1.5 Voting List. The officer who has charge of the stock ledger of the corporation shall prepare, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present.

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This list shall determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

     SECTION 1.6 Quorum. Except as otherwise provided by law or these Bylaws, the holders of a majority of the shares of the capital stock of the corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

     If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

     SECTION 1.7 Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by the Chairman of the meeting, in the absence of such person by any officer entitled to preside at or to act as Secretary of such meeting, or by the holders of a majority of the shares of stock present or represented at the meeting and entitled to vote, although less than a quorum. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

     SECTION 1.8 Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law as in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize any other person or persons to vote or act for him by written proxy executed by the stockholder or his authorized agent or by a transmission permitted by law and delivered to the Secretary of the corporation. No stockholder may authorize more than one proxy for his shares. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     SECTION 1.9 Action at Meeting. When a quorum is present at any meeting, any election shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election, and all other matters shall be determined by a majority of the votes cast affirmatively or negatively on the matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, a majority of each such class present or represented and voting affirmatively or negatively on the matter) shall decide such matter, except when a different vote is required by express provision of law, the Certificate of Incorporation or these Bylaws.

     All voting, including on the election of directors, but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting. The corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as an alternate inspector to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability.

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     SECTION 1.10 Notice of Stockholder Business. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) properly brought before the meeting by or at the direction of the Board of Directors, or (iii) properly brought before an annual meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, it must be a proper matter for stockholder action under the Delaware General Corporation Law, and the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder proposal to be presented at an annual meeting shall be received at the corporation’s principal executive offices not less than 120 calendar days in advance of the first anniversary of the date that the corporation’s (or the corporation’s predecessor’s) proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting more than 30 calendar days earlier than the date contemplated at the time of the previous year’s proxy statement, notice by the stockholders to be timely must be received not later than the close of business on the 10th day following the day on which the date of the annual meeting is publicly announced. “Public announcement” for purposes hereof shall have the meaning set forth in Article II, Section 2.15(c) of these Bylaws. In no event shall the public announcement at an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For business to be properly brought before a special meeting by a stockholder, it must be a proper matter for stockholder action under the Delaware General Corporation Law, and the stockholder must have given to the Secretary of the corporation timely written notice of such business, signed by or on behalf of the holder or holders of record of such number of shares as would entitle such holder or holders to call a special meeting pursuant to Section 1.3. To be timely, such notice must be received no later than the close of business on the 10th day following the day on which the date of the special meeting is publicly announced or must be given by a valid request under Section 1.3.

     A stockholder’s notice to the Secretary of the corporation shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address of the stockholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder and such other beneficial owner, and (iv) any material interest of the stockholder as such other beneficial owner in such business.

     SECTION 1.11 Conduct of Business. At every meeting of the stockholders, the Chairman of the Board, or, in his or her absence, the President, as, in his or her absence, the person appointed by the Board of Directors, shall act as Chairman. The Secretary of the corporation or a person designated by the Chairman of the meeting shall act as Secretary of the meeting. Unless otherwise approved by the Chairman of the meeting, attendance at the stockholders’ meeting is restricted to stockholders of record, persons authorized in accordance with Section 1.8 of these Bylaws to act by proxy, and officers of the corporation.

     The Chairman of the meeting shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the Chairman’s discretion, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

     The Chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The Chairman may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman shall have the power to have such person removed from participation. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 1.11 and Section 1.10 above. The Chairman of a meeting shall if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the provisions of this Section 1.11 and Section 1.10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

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     SECTION 1.12 Stockholder Action Without Meeting. Any action required or permitted to be taken by the stockholders of the Corporation at a duly called annual or special meeting of stockholders of the Corporation may be taken by a consent in writing if signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize such action at an annual or special meeting.

ARTICLE II

BOARD OF DIRECTORS

     SECTION 2.1 General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law or the Certificate of Incorporation. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

     SECTION 2.2 Number and Term of Office. The number of directors shall initially be seven (7) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

     SECTION 2.3 Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (including removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, or by the sole remaining director and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     SECTION 2.4 Resignation. Any director may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     SECTION 2.5 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

     SECTION 2.6 Special Meetings. Special meetings of the Board of Directors, called by the Chairman of the Board, the President or two or more directors may be held at any time and place, within or without the State of Delaware.

     SECTION 2.7 Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director by (i) giving notice to such director in person or by telephone or electronic voice message system at least 24 hours in advance of the meeting, (ii) sending a telegram, telecopy or telex, or delivering written notice by hand, to his last known business or home address at least 24 hours in advance of the meeting, or (iii) mailing written notice to his last known business or home address at least three days in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     SECTION 2.8 Participation in Meetings by Telephone Conference Calls. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in

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the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

     SECTION 2.9 Quorum. A majority of the total number of authorized directors shall constitute a quorum at any meeting of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than 1/3 of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of a committee which authorizes a particular contract or transaction.

     SECTION 2.10 Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these Bylaws.

     SECTION 2.11 Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing. Any such written consents shall be filed with the minutes of proceedings of the Board or committee.

     SECTION 2.12 Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

     SECTION 2.13 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation, with such lawfully delegated powers and duties as it therefor confers, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the Delaware General Corporation Law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.

     SECTION 2.14 Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to the determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

     SECTION 2.15 Nomination of Director Candidates.

     (a)  Subject to the rights of holders of any class or series of Preferred Stock then outstanding, nominations for the election of Directors may be made at an annual meeting by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally, who complies with the procedures set forth in this Bylaw and who is a stockholder of record at the time notice is delivered to the Secretary of the corporation. Any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at an annual meeting only if timely notice of such stockholder’s intent to make such nomination or nominations has been given in writing to the Secretary of the corporation. To be timely,

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a stockholder nomination for a director to be elected at an annual meeting shall be received at the corporation’s principal executive offices not less than 120 calendar days in advance of the first anniversary of the date that the corporation’s (or the corporation’s predecessor’s) proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination, of the beneficial owner, if any, on whose behalf the nomination is being made and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder as such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the corporation if so elected. In no event shall the public announcement of an adjournment as postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding the third sentence of this Section 2.15(a), in the event that the number of Directors to be elected at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least 130 days prior to the first anniversary of the date that the corporation’s (or its predecessor’s) proxy statement was released to stockholders in connection with the previous year’s annual meeting, a stockholder’s notice required by this Section 2.15(a) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

     (b)  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a stockholder of record at the time such notice is delivered to the Secretary of the corporation. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as are specified in the corporation’s notice of meeting, if the stockholder’s notice as required by paragraph (a) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 70th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extending any time period) for the giving of a stockholder’s notice as described above.

     (c)  For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”).

     (d)  Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     (e)  In the event that a person is validly designated as a nominee in accordance with this Section 2.15 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not

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fewer than five days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to this Section 2.15 had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the corporation, if elected, of each such substitute nominee.

     (f)  If the chairman of the meeting for the election of Directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of this Section 2.15, such nomination shall be void; provided, however, that nothing in this Section 2.15 shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of Preferred Stock pursuant to the Preferred Stock designation for any series of Preferred Stock.

ARTICLE III

OFFICERS

     SECTION 3.1 Enumeration. The officers of the corporation shall consist of a President and Chief Executive Officer, a Secretary, a Chief Financial Officer and such other officers with such other titles as the Board of Directors shall determine, including, at the discretion of the Board of Directors, a Chairman of the Board, and one or more Vice Presidents and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

     SECTION 3.2 Election. Officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Officers may be appointed by the Board of Directors at any other meeting.

     SECTION 3.3 Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

     SECTION 3.4 Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote appointing him, or until his earlier death, resignation or removal.

     SECTION 3.5 Resignation and Removal. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer may be removed at any time, with or without cause, by the Board of Directors.

     SECTION 3.6 Chairman of the Board. The Board of Directors may appoint a Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders, and, if he is a director, at all meetings of the Board of Directors.

     SECTION 3.7 President. The President shall, subject to the direction of the Board of Directors, have responsibility for the general management and control of the business and affairs of the corporation and shall perform all duties and have all powers which are commonly incident to the office of President or which are delegated to him or her by the Board of Directors. Unless otherwise designated by the Board of Directors, the President shall be the Chief Executive Officer of the corporation. The President shall, in the absence of or because of the inability of the Chairman of the Board to act in this capacity, perform all duties of the Chairman of the Board and preside at all meetings of the Board of Directors and of stockholders. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe. He or she shall have power to sign stock certificates, contracts and other instruments of the corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the corporation, other than the Chairman of the Board.

     SECTION 3.8 Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal

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to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have at the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

     SECTION 3.9 Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to keep a record of the proceedings of all meetings of stockholders and the Board of Directors, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

     Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

     In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

     SECTION 3.10 Chief Financial Officer. Unless otherwise designated by the Board of Directors, the Chief Financial Officer shall be the Treasurer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer or the President. In addition, the Chief Financial Officer shall perform such duties and have such powers as are incident to the office of chief financial officer, including without limitation, the duty and power to keep and be responsible for all funds and securities of the corporation, to maintain the financial records of the corporation, to deposit funds of the corporation in depositories as authorized, to disburse such funds as authorized, to make proper accounts of such funds, and to render as required by the Board of Directors accounts of all such transactions and of the financial condition of the corporation.

     SECTION 3.11 Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

     SECTION 3.12 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE IV

CAPITAL STOCK

     SECTION 4.1 Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

     SECTION 4.2 Certificates of Stock. Every holder of stock of the corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him in the corporation. Each such certificate shall be signed by, or in the name of the corporation by, the Chairman or Vice Chairman, if any, of the Board of Directors, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile.

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     Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the Bylaws, applicable securities laws or any agreement among any number of shareholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

     SECTION 4.3 Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, the Certificate of Incorporation or the Bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws.

     SECTION 4.4 Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

     SECTION 4.5 Record Date. The Board of Directors may fix in advance a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, concession or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 or less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

     If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE V

GENERAL PROVISIONS

     SECTION 5.1 Fiscal Year. The fiscal year of the corporation shall be as fixed by the Board of Directors.

     SECTION 5.2 Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

     SECTION 5.3 Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by telecopy or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

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     SECTION 5.4 Actions with Respect to Securities of Other Corporations. Except as the Board of Directors may otherwise designate, the Chief Executive Officer or President or any officer of the corporation authorized by the Chief Executive Officer or President shall have the power to vote and otherwise act on behalf of the corporation, in person or proxy, and may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact to this corporation (with or without power of substitution) at any meeting of stockholders or shareholders (or with respect to any action of stockholders) of any other corporation or organization, the securities of which may be held by this corporation and otherwise to exercise any and all rights and powers which this corporation may possess by reason of this corporation’s ownership of securities in such other corporation or other organization.

     SECTION 5.5 Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

     SECTION 5.6 Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

     SECTION 5.7 Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

     SECTION 5.8 Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

     SECTION 5.9 Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by telecopy or other electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law, or by commercial courier service. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the corporation. The time when such notice shall be deemed to be given shall be the time such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if delivered by hand, telecopy, other electronic transmission or commercial courier service, or the time such notice is dispatched, if delivered through the mails.

     SECTION 5.10 Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

     SECTION 5.11 Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

     SECTION 5.12 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

ARTICLE VI

AMENDMENTS

     SECTION 6.1 By the Board of Directors. Except as is otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

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     SECTION 6.2 By the Stockholders. Except as otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any annual meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     SECTION 7.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as a controlling person of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment) against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 7.2 of this Article 7, the corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law, (b) the proceeding (or part thereof) was authorized by the Board of Directors of the corporation, (c) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law, or (d) the proceeding (or part thereof) is brought to establish or enforce a right to indemnification under an indemnity agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law. The rights hereunder shall be contract rights and shall include the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, unless the Delaware General Corporation Law then so prohibits, the payment of such expenses incurred by a director or officer of the corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is tendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

     SECTION 7.2 Right of Claimant to Bring Suit. If a claim under Section 7.1 is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

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     SECTION 7.3 Indemnification of Employees and Agents. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of related expenses, to any employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification of and advancement of expenses to directors and officers of the corporation.

     SECTION 7.4 Non-Exclusivity of Rights. The rights conferred on any person in Sections 7.1 and 7.2 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     SECTION 7.5 Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the corporation, or any person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article 7.

     SECTION 7.6 Insurance. The corporation shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     SECTION 7.7 Effect of Amendment. Any amendment, repeal or modification of any provision of this Article 7 by the stockholders and the directors of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment, repeal or modification.

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APPENDIX B

INDEMNITY AGREEMENT

     This Indemnity Agreement, dated as of      , 2003, is made by and between SciClone Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and      (the “Indemnitee”).

RECITALS

     A.     The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors, officers or agents of corporations unless they are protected by comprehensive liability insurance or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors, officers and other agents.

     B.     The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors, officers and agents with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take.

     C.     Plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors, officers and other agents.

     D.     The Company believes that it is unfair for its directors, officers and agents and the directors, officers and agents of its subsidiaries to assume the risk of huge judgments and other expenses which may occur in cases in which the director, officer or agent received no personal profit and in cases where the director, officer or agent was not culpable.

     E.     The Company recognizes that the issues in controversy in litigation against a director, officer or agent of a corporation such as the Company or its subsidiaries are often related to the knowledge, motives and intent of such director, officer or agent, that he is usually the only witness with knowledge of the essential facts and exculpating circumstances regarding such matters, and that the long period of time which usually elapses before the trial or other disposition of such litigation often extends beyond the time that the director, officer or agent can reasonably recall such matters; and may extend beyond the normal time for retirement for such director, officer or agent with the result that he, after retirement or in the event of his death, his spouse, heirs, executors or administrators, may be faced with limited ability and undue hardship in maintaining an adequate defense, which may discourage such a director, officer or agent from serving in that position.

     F.     Based upon their experience as business managers, the Board of Directors of the Company (the “Board”) has concluded that, to retain and attract talented and experienced individuals to serve as directors, officers and agents of the Company and its subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries, it is necessary for the Company to contractually indemnify its directors, officers and agents and the directors, officers and agents of its subsidiaries, and to assume for itself maximum liability for expenses and damages in connection with claims against such directors, officers and agents in connection with their service to the Company and its subsidiaries, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its subsidiaries and the Company’s stockholders.

     G. Section 145 of the General Corporation Law of Delaware, under which the Company is organized (“Section 145”), empowers the Company to indemnify its directors, officers, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive.

     H.     The Company desires and has requested the Indemnitee to serve or continue to serve as a director, officer or agent of the Company and/or one or more subsidiaries of the Company free from undue concern for claims for damages arising out of or related to such services to the Company and/or one or more subsidiaries of the Company.

     I.     Indemnitee is willing to serve, or to continue to serve, the Company and/or one or more subsidiaries of the Company, provided that he is furnished the indemnity provided for herein.

AGREEMENT

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.     Definitions.

     (a)  Agent. For the purposes of this Agreement, “agent” of the Company means any person who is or was a director, officer, employee or other agent of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a subsidiary of the Company, or was a director, officer, employee or agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.

     (b)  Expenses. For purposes of this Agreement, “expenses” include all out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements), actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement or Section 145 or otherwise; provided, however, that “expenses” shall not include any judgments, fines, ERISA excise taxes or penalties, or amounts paid in settlement of a proceeding.

     (c)  Proceeding. For the purposes of this Agreement, “proceeding” means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, or investigative.

     (d)  Subsidiary. For purposes of this Agreement, “subsidiary” means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

     2.     Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as agent of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves as an agent of the Company, so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company or any subsidiary of the Company or until such time as he tenders his resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment by Indemnitee.

     3.     Liability Insurance.

     (a)  Maintenance of D&O Insurance. The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an agent of the Company and thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that the Indemnitee was an agent of the Company, the Company, subject to Section 3(c), shall promptly obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers.

     (b)  Rights and Benefits. In all policies of D&O Insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if the Indemnitee is a director; or of the Company’s officers, if the Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, if the Indemnitee is not a director or officer but is a key employee.

     (c)  Limitation on Required Maintenance of D&O Insurance. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company.

     4.     Mandatory Indemnification. Subject to Section 9 below, the Company shall indemnify the Indemnitee as follows:

(a) Successful Defense. To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceeding (including, without limitation, an action by or in the right of the Company) to which the Indemnitee was a party by reason of the fact that he is or was an agent of the Company at any time, against all expenses of any type whatsoever actually and reasonably incurred by him in connection with the investigation, defense or appeal of such proceeding.

(b) Third Party Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, the Company shall indemnify the Indemnitee against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such proceeding, provided the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(c) Derivative Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, the Company shall indemnify the Indemnitee against all expenses actually and reasonably incurred by him in connection with the investigation, defense, settlement, or appeal of such proceeding, provided the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and its stockholders; except that no indemnification under this subsection 4(c) shall be made in respect to any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction unless and only to the extent that the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the court shall deem proper.

(d) Actions where Indemnitee is Deceased. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, and if prior to, during the pendency of after completion of such proceeding Indemnitee becomes deceased, the Company shall indemnify the Indemnitee’s heirs, executors and administrators against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred to the extent Indemnitee would have been entitled to indemnification pursuant to Sections 4(a), 4(b), or 4(c) above were Indemnitee still alive.

(e) Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) for which payment is actually made to or on behalf of Indemnitee under a valid and collectible insurance policy of D&O Insurance, or under a valid and enforceable indemnity clause, by-law or agreement.

     5.     Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement)

incurred by him in the investigation, defense, settlement or appeal of a proceeding, but not entitled, however, to indemnification for all of the total amount hereof, the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion hereof to which the Indemnitee is not entitled.

     6.     Mandatory Advancement of Expenses. Subject to Section 8(a) below, the Company shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Company. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall be determined ultimately that the Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to the Indemnitee within twenty (20) days following delivery of a written request therefor by the Indemnitee to the Company. In the event that the Company fails to pay expenses as incurred by the Indemnitee as required by this paragraph, Indemnitee may seek mandatory injunctive relief from any court having jurisdiction to require the Company to pay expenses as set forth in this paragraph. If Indemnitee seeks mandatory injunctive relief pursuant to this paragraph, it shall not be a defense to enforcement of the Company’s obligations set forth in this paragraph that Indemnitee has an adequate remedy at law for damages.

     7.     Notice and Other Indemnification Procedures.

     (a)  Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

     (b)  If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7(a) hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

     (c)  In the event the Company shall be obligated to pay the expenses of any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee, upon the delivery to the Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (i) the Indemnitee shall have the right to employ his counsel in any such proceeding at the Indemnitee’s expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

     8.     Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

     (a)  Claims Initiated by Indemnitee. To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the General Corporation Law of Delaware or (iv) the proceeding is brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145;

     (b)  Lack of Good Faith. To indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

     (c)  Unauthorized Settlements. To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a proceeding unless the Company consents to such settlement, which consent shall not be unreasonably withheld.

     9.     Non-exclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to action in his official capacity and to action in another capacity while occupying his position as an agent of the Company, and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

     10.     Enforcement. Any right to indemnification or advances granted by this Agreement to Indemnitee shall be enforceable by or on behalf of Indemnitee in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Indemnitee, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under this Agreement (other than an action brought to enforce a claim for expenses pursuant to Section 6 hereof, provided that the required undertaking has been tendered to the Company) that Indemnitee is not entitled to indemnification because of the limitations set forth in Sections 4 and 8 hereof. Neither the failure of the Corporation (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors or its stockholders) that such indemnification is improper, shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.

     11.     Subrogation. In the event the Company is obligated to make a payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery under an insurance policy or any other indemnity agreement covering the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

     12.     Survival of Rights.

     (a)  All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an agent of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Indemnitee was serving in the capacity referred to herein.

     (b)  The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

     13.     Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent permitted by law including those circumstances in which indemnification would otherwise be discretionary.

     14.     Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 13 hereof.

     15.     Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     16.     Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

     17.     Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

     The parties hereto have entered into this Indemnity Agreement effective as of the date first above written.

SCICLONE PHARMACEUTICALS, INC.:

By

Title

Address

Attn:

INDEMNITEE:

[Indemnitee’s Printed Name]

Address

APPENDIX C

SCICLONE PHARMACEUTICALS, INC.

1996 EMPLOYEE STOCK PURCHASE PLAN
(As Amended April 14, 2003)

     The following constitute the provisions of the 1996 Employee Stock Purchase Plan of SciClone Pharmaceuticals, Inc.

     1.     Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.     Definitions.

          (a) “Board” shall mean the Board of Directors of the Company.

          (b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

          (c) “Common Stock” shall mean the Common Stock of the Company.

          (d) “Company” shall mean SciClone Pharmaceuticals, Inc., a California corporation.

          (e) “Compensation” shall mean all regular straight time gross earnings, overtime and shift premium and shall not include payments for incentive compensation, incentive payments, bonuses, commissions and other compensation.

          (f) “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (g) “Contributions” shall mean all amounts credited to the account of a participant pursuant to the Plan.

          (h) “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (i) “Employee” shall mean any person, including an Officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

          (j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

          (k) “Purchase Date” shall mean the last day of each Purchase Period of the Plan.

          (l) “Offering Date” shall mean the first business day of each Offering Period of the Plan, except that in the case of an individual who becomes eligible after the first business day of an Offering Period, the term “Offering Date” shall mean the first business day of the Purchase Period coinciding with or next succeeding the day on which that individual becomes an eligible Employee.

               Options granted after the first business day of an Offering Period will be subject to the same terms as the options granted on the first business day of such Offering Period except that they will have a different grant date (thus, potentially, a different exercise price) and, because they expire at the same time as the options granted on the first business day of such Offering Period, a shorter term.

          (m) “Offering Period” shall mean a period of twenty-four (24) months commencing on August 1 of every second year commencing August 1, 1996 (i.e., the second Offering Period will commence on August 1, 1998), except as otherwise determined under Section 11.

          (n) “Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (o) “Plan” shall mean this Employee Stock Purchase Plan.

          (p) “Purchase Period” shall mean a period of three (3) months within an Offering Period.

          (q) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     3.     Eligibility.

          (a) Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4.     Offering Periods and Purchase Periods.

          (a) Offering Periods. The Plan shall be implemented by a series of Offering Periods of twenty-four (24) months duration, with new Offering Periods commencing on or about August 1 of alternating years (or at such other time or times as may be determined by the Board of Directors). The first Offering Period shall commence on August 1, 1996 and continue until July 31, 1998. The Plan shall continue until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

          (b) Purchase Periods. Each Offering Period shall consist of eight (8) consecutive purchase periods of three (3) months duration. The last day of each Purchase Period shall be the “Purchase Date” for such Purchase Period. A Purchase Period commencing on August 1 shall end on the next October 31. A Purchase Period commencing on November 1 shall end on the next January 31. A Purchase Period commencing on February 1 shall end on the next April 30. A Purchase Period commencing on May 1 shall end on the next July 31. The first Purchase Period shall commence on August 1, 1996 and shall end on October 31, 1996. The Board of Directors of the Company shall have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Purchase Period to be affected.

     5.     Participation.

          (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company’s payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering. The subscription agreement shall set forth the percentage of the participant’s Compensation (which shall be not less than 1% and not more than 15%) to be paid as Contributions pursuant to the Plan.

          (b) Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Period of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

     6.     Method of Payment of Contributions.

          (a) The participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than fifteen percent (15%) of such participant’s Compensation on each such payday. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

          (b) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during each six (6) month period during an Offering Period, may increase or decrease the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new subscription agreement. The change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement, if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month.

          (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equal $21,250. Payroll deductions shall re-commence at the rate provided in such participant’s subscription Agreement at the be inning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

     7.     Grant of Option.

          (a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date a number of shares of the Company’s Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date, or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Purchase Date; provided however, that (x) no participant shall be permitted to purchase more than 8,000 shares on any Purchase Date, (y) the maximum number of shares an Employee may purchase during each calendar year for which an option is outstanding shall be determined at the Offering Date by dividing $25,000 by the fair market value of a share of the Company’s Common Stock on the Offering Date, and (z) such purchase shall be subject to the limitations set forth in Sections 3(b) and 13. The fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 7(b).

          (b) The option price per share of the shares offered in a given Offering Period shall be the lower of (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or

(ii)  85% of the fair market value of a share of the Common Stock of the Company on the Purchase Date. The fair market value of the Company’s Common Stock on a given date shall be determined by the Board in its discretion based on the closing price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by Nasdaq or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal.

     8.     Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10, his or her option for the purchase of shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of full shares subject to the option will be purchased at the applicable option price with the accumulated Contributions in his or her account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

     9.     Delivery. As promptly as practicable after each Purchase Date of each Offering Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option or the deposit of such number of shares with the broker selected by the Company for administration of Plan stock purchases, as determined by the Company. Any cash remaining to the credit of a participant’s account under the Plan after a purchase by him or her of shares at the termination of each Purchase Period, shall be carried over to the next Purchase Period if the Employee continues to participate in the Plan, or if the Employee does not continue to participate, shall be returned to said participant.

     10.     Voluntary Withdrawal, Termination of Employment.

          (a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving written notice to the Company. All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

          (b) Upon termination of the participant’s Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

          (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

          (d) A participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

     11.     Automatic Withdrawal. If the fair market value of the shares on any Purchase Date of an Offering Period, other than the final Purchase Date of an Offering Period, is less than the fair market value of the shares on the initial Offering Date for such Offering Period, then every participant shall automatically (i) be withdrawn from such Offering Period at the close of such Purchase Date and after the acquisition of shares for such Purchase Period, and (ii) be enrolled in a new twenty-four (24) month Offering Period commencing on the first business day subsequent to such Purchase Period, with subsequent Offering Periods commencing in twenty-four (24) month periods thereafter.

     12.     Interest. No interest shall accrue on the Contributions of a participant in the Plan.

     13.     Stock.

          (a) The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 1,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

          (b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

          (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

     14.     Administration. The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The composition of the committee shall be in accordance with the requirements to obtain or retain any available exemption from the operation of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

     15.     Designation of Beneficiary.

          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     16.     Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

     17. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

     18.     Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Purchase Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

     19.     Adjustments Upon Changes in Capitalization; Corporate Transactions.

          (a) Adjustment. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

          (b) Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Purchase Date (the “New Purchase Date”). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

          The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

     20.     Amendment or Termination.

          (a) The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in Section 19, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant.

In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

          (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     21.     Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     22.     Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     23.     Term of Plan, Effective Date. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 20.

     24.     Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

APPENDIX D

SCICLONE PHARMACEUTICALS, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS

I. STATEMENT OF POLICY

     This Charter specifies the scope of the responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of SciClone Pharmaceuticals, Inc. (the “Company”) and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

     The primary purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing and reporting to the Board on the integrity of the financial reports and other financial information provided by the Company to shareholders, any governmental body or to the public; the system of internal accounting and financial controls; risk management and the Company’s compliance with legal and regulatory requirements described herein. The Committee shall also review the qualifications, independence and performance, and approve the terms of engagement, of the Company’s independent auditor, review the performance of the Company’s internal audit function, if any, and prepare any reports required of the Committee under rules of the Securities and Exchange Commission, Nasdaq, state securities regulators or other regulatory bodies.

     Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditor is responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The Committee’s primary duties and responsibilities are to:

•	Take appropriate actions to foster and enable quality financial reporting, sound business risk practices, and ethical behavior.

•	Retain the independent auditor, evaluate its independence, qualifications and performance, and to approve the terms of engagement for audit and non-audit services.

•	Review with management and the independent auditor, as appropriate, the Company’s financial reports and other financial information provided by the Company to shareholders, any governmental body or the public, and the Company’s compliance with legal and regulatory requirements.

•	Regularly communicate with the independent auditor, internal auditors, if any, and financial and senior management and regularly report to the Board.

•	Establish and observe complaint procedures regarding accounting, internal auditing controls and auditing matters.

•	Prepare the report of the Committee required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

     The Company shall provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this Charter and to compensate its advisors. The Committee, at its discretion, has the authority to initiate special investigations, and, if appropriate, hire independent counsel and other advisors or experts to assist the Committee in fulfilling its duties under this Charter. The Committee will be provided with full access to all books, records, facilities and personnel of the Company as it determines necessary to carry out its duties. The Committee may also perform such other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

II. ORGANIZATION AND MEMBERSHIP REQUIREMENTS

     The Committee shall be comprised of three or more directors selected by the Board, each of whom shall satisfy the independence and experience requirements of Nasdaq. In addition, the Committee shall not include any member who:

•	accepts any consulting, advisory, or other compensatory fee from the Company, other than in his or her capacity as a member of the Committee, the Board, or any other committee of the Board, or

•	is an affiliated person of the Company or any subsidiary of the Company.

     Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement.

     The members of the Committee shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be replaced by the Board. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

III. MEETINGS

     The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee may form and delegate authority to subcommittees when appropriate, or to one or more members of the Committee. The Committee shall meet with management, internal auditors, if any, and the independent auditor in separate executive sessions as appropriate. The Committee shall meet with the independent auditor and management on a quarterly basis to review the Company’s financial statements and financial reports. The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record its summaries of recommendations to the Board in written form or orally, which will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.

IV. COMMITTEE AUTHORITY AND RESPONSIBILITIES

     A.     Oversight of the Company’s Independent Auditor

     The Committee shall be directly and solely responsible for the engagement and oversight of any independent auditor employed by the Company for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee. The Committee shall:

1.	Obtain periodically from the independent auditor a formal written statement of the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

2.	Obtain and review annually a report from the independent auditor describing (i) the auditor’s internal quality-control procedures, (ii) all relationships between the independent auditor and the Company, and (iii) any other matters on which the independent auditor is required to report under rules or regulations governing the independent auditor. The Committee will discuss with the auditor any disclosed relationships or services that may impact auditor objectivity and independence.

3.	Evaluate annually the qualifications, performance and independence of the independent auditor.

4.	Oversee the rotation, as required by law, of the individuals from the independent auditor firm that serve the Company.

5.	Approve in advance (a) the engagement of the independent auditor for all audit services and non-audit services, based on independence, qualifications and, if applicable,

performance, and (b) approve the fees and other terms of any such engagement; provided, however, that with respect to non-audit services to be performed by the auditor, the chairperson of the Committee is authorized to approve fees for non-audit services of up to $5,000 individually and up to $50,000 annually.

6.	Meet with the independent auditor prior to the audit to discuss the scope, planning and staffing of the annual audit. Following completion, discuss with the independent auditor the results of the annual audit.

7.	Approve as necessary the termination of the engagement of the independent auditor and select a replacement independent auditor.

8.	Establish policies for the hiring of employees or former employees of the independent auditor that meet the rules and regulations of Nasdaq and the Securities and Exchange Commission.

9.	Regularly review with the independent auditor any significant difficulties encountered during the course of the audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements. Review with the independent auditor any “management” or “internal control” letter issued, by the auditor to the Company.

10.	Review with the independent auditor the critical accounting policies and practices used by the Company, all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that the independent auditor has discussed with management and the ramifications of the use of such alternative disclosures and treatments.

     B.     Review of Financial Reporting, Policies and Processes

     To fulfill its responsibilities and duties, the Committee shall, to the extent that it deems necessary or appropriate, and in addition to the items described above:

1.	Review and discuss with management and the independent auditor the Company’s annual audited financial statements including their judgment about the quality, not just the acceptability, of accounting principles and the clarity of the disclosures. Review and discuss with management and the independent auditor any certification, report, opinion or review rendered by the independent auditor. Recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

2.	Review and discuss with management and the independent auditor the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual report on Form 10-K.

3.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements and the Company’s disclosure under “Management’s Discussion and Analysis of Results of Operation” in the Company’s quarterly reports on Form 10-Q prior to the filing of such reports. Also, the Committee shall discuss the results of the independent auditor’s quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards.

4.	Review and approve earnings press releases and other financial information provided to analysts and rating agencies, including any “pro forma” or adjusted financial information.

5.	Maintain free and open communication between the Committee, independent auditor, the internal auditors, if any, and management of the Company. Periodically meet separately with management, with internal auditors, if any, and with the independent auditor to discuss any issues or concerns warranting Committee attention.

6.	Review with management and the independent auditor any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

7.	Review with management its assertion on its assessment of the effectiveness of the Company’s internal control structure and procedures for financial reporting (“Internal Controls”), and review with the independent auditor the report on the assertion made by management. Consider whether any changes to the Internal Controls are appropriate in light of management’s assertion or the independent auditor’s report.

8.	Review with management its evaluation of the Company’s procedures and controls (“Disclosure Controls”) designed to assure that information required to be disclosed in its periodic public reports is recorded, processed, summarized and reported in such reports within the time periods specified by the Securities and Exchange Commission for the filing of such reports, and consider whether any changes are appropriate in light of management’s evaluation of the effectiveness of such Disclosure Controls.

9.	Review and discuss with management and the independent auditor any of the Company’s off-balance sheet transactions or structures, as well as any warranties or guaranties made by the Company, and their effect on the Company’s financial results and operations, as well as the disclosure regarding such transactions and structures in the Company’s public filings.

10.	Review with management and the independent auditor the effect of material financial regulatory and accounting initiatives on the financial statements. Review any major issues regarding accounting principles and financial statement presentations, including any significant changes in selection of an application of accounting principles. Consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor or management.

11.	Review with the independent auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

     C.     Risk Management, Related Party Transactions, Legal Compliance and Ethics

     To further fulfill its responsibilities and duties, the Committee shall, to the extent that it deems necessary or appropriate, and in addition to the items described above:

1.	Review with the principal executive and financial officers of the Company any report on significant deficiencies in the design or operation of the Internal Controls which could adversely affect the Company’s ability to record, process, summarize or report financial data, any material weaknesses in Internal Controls identified, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls.

2.	Review and approve all related-party transactions, other than those previously reviewed and approved by (i) an independent committee of the Board or, (ii) an independent majority of the Board, after reviewing each such transaction for potential conflicts of interests and other improprieties.

3.	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, including the anonymous submission by employees of the Company of concerns regarding accounting or auditing matters. Recommend, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns.

4.	Adopt a Code of Ethics for senior financial officers and provide for and review prompt disclosure to the public of any change in, or waiver of, such Code of Ethics. Review conduct alleged to be in violation of such Code of Ethics and adopt or recommend as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct. Receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

5.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies that raise material issues regarding the Company’s financial statements or accounting policies.

6.	Review management’s monitoring of compliance with the Foreign Corrupt Practices Act.

7.	Discuss guidelines and policies to govern the process by which risk assessment and management is undertaken and handled. Discuss with management the Company’s major financial risk exposures that could materially affect the Company’s financial results and the steps management has taken to monitor and control such exposures, including insurance policies, derivative instruments and any other instruments used for risk management.

8.	Develop, in coordination with the Board or with a nominating or corporate governance committee, and implement an annual performance evaluation of the Committee.

9.	Regularly report to the Board on the Committee’s activities, recommendations and conclusions.

10.	Review and reassess the Charter’s adequacy at least annually.

11.	Review, reassess and self-evaluate the Committee’s performance on an annual or other regular basis.

APPENDIX E

SCICLONE PHARMACEUTICALS, INC.

Proxy for the Annual Meeting of Shareholders

To be held on June 25, 2003

Solicited by the Board of Directors

     The undersigned hereby appoints Donald R. Sellers and Richard A. Waldron, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in SciClone Pharmaceuticals, Inc., a California corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at Hilton Garden Inn, at 2000 Bridgepointe Circle, San Mateo, California 94404 on Wednesday, June 25, 2003, at 10:00 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company (the “Proxy Statement”), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company’s 2002 Annual Report to Shareholders.

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1, 2, 3, 4(a), 4(b), 4(c) and 5.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

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☒	Please mark votes as in this example

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO PROMPTLY VOTE THIS PROXY SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

A vote FOR the following proposals is recommended by the Board of Directors:

1.     To elect the following seven (7) directors of the Company:

[ ]	FOR all nominees listed below (except as marked to the contrary below)	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below.)

Jere E. Goyan, Ph.D.	Donald R. Sellers
John D. Baxter, M.D.	Edwin C. Cadman, M.D.
Rolf H. Henel	Jon S. Saxe
Dean S. Woodman

2.     To approve and ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending December 31, 2003.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.     To approve and ratify the reincorporation of the Company from California to Delaware and related changes to the rights of shareholders as described in the Company’s Proxy Statement.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4(a). If Proposal No. 3 is approved, to approve and ratify the elimination of cumulative voting for the Company’s directors in the Delaware Certificate of Incorporation.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4(b). If Proposal No. 3 is approved, to approve and ratify the elimination of the right of the Company’s shareholders to act by written consent in the Delaware Certificate of Incorporation and Delaware By-Laws.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4(c). If Proposal No. 3 is approved, to approve and ratify the adoption of an increase in the percentage of voting shareholders of record required to call a special meeting of shareholders from ten percent (10%) to twenty-five percent (25%) in the Delaware Certificate of Incorporation and Delaware By-Laws.

☐	FOR	☐	AGAINST	☐	ABSTAIN

5.     To approve and ratify the adoption of an increase in the maximum aggregate number of shares of Common Stock that may be issued under the Company’s 1996 Employee Stock Purchase Plan by 500,000 shares, from 500,000 shares to 1,000,000 shares.

☐	FOR	☐	AGAINST	☐	ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Please sign here exactly as your name(s) appears on your stock certificate. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity. Please date the proxy.

Signature:	Date:

Signature:	Date:

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